Filed Pursuant to Rule 424(b)(3)

Registration No. 333-271703

PROSPECTUS SUPPLEMENT NO. 3

(to Prospectus dated May 12, 2023)

4,448,713 Shares of Common Stock

This prospectus supplement updates, amends, and supplements the prospectus dated May 12, 2023 (as amended and supplemented, the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-271703).

This prospectus supplement is being filed to update, amend, and supplement the information in the Prospectus with the information contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2023 (the “Quarterly Report”) and our Current Reports on Form 8-K, filed with the SEC on September 7, 2023, September 8, 2023, September 22, 2023, September 28, 2023, October 13, 2023, October 18, 2023, November 16, 2023, November 28, 2023 and November 29, 2023 (collectively, the “Current Reports”). Accordingly, we have attached the Quarterly Report and Current Reports to this prospectus supplement.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Our common stock is traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ATNF”. On November 30, 2023, the last reported sale price for our common stock as reported on Nasdaq was $0.271 per share.

INVESTING IN OUR SECURITIES INVOLVES SUBSTANTIAL RISKS. SEE THE SECTION TITLED “RISK FACTORS” BEGINNING ON PAGE 5 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is November 30, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 10-Q

(Mark One)

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2023

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from             to

Commission file number: 001-38105

180 LIFE SCIENCES CORP

(Exact name of registrant as specified in its charter)

Delaware	90-1890354
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3000 El Camino Real Bldg. 4, Suite 200 Palo Alto, CA 94306	94306
(Address of principal executive offices)	(Zip Code)

(650) 507-0669

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)
Warrants to purchase Common Stock	ATNFW	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of November 9, 2023, 7,475,455 shares of common stock, par value $0.0001 per share, were issued and outstanding.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES

FORM 10-Q

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023

TABLE OF CONTENTS

		Page
PART I

FINANCIAL INFORMATION

ITEM 1.	Financial Statements	1

	Condensed Consolidated Balance Sheets as of September 30, 2023 (unaudited) and December 31, 2022	1

	Unaudited Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income for the Three and Nine Months Ended September 30, 2023 and 2022	2

	Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit) for the Three and Nine Months Ended September 30, 2023 and 2022	3

	Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2023 and 2022	4

	Notes to Unaudited Condensed Consolidated Financial Statements	6

ITEM 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	25

ITEM 3.	Quantitative and Qualitative Disclosures About Market Risk	36

ITEM 4.	Controls and Procedures	36

PART II

OTHER INFORMATION

ITEM 1.	Legal Proceedings.	38

ITEM 1A.	Risk Factors.	38

ITEM 2.	Unregistered Sales of Equity Securities and Use of Proceeds.	47

ITEM 3.	Defaults Upon Senior Securities.	47

ITEM 4.	Mine Safety Disclosures.	47

ITEM 5.	Other Information.	47

ITEM 6.	Exhibits.	48

Signatures		49

i

PART I – FINANCIAL INFORMATION

Item 1. Financial Statements

180 LIFE SCIENCES CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2023	2022
	(unaudited)
Assets
Current Assets:
Cash	$2,662,520	$6,970,110
Prepaid expenses and other current assets	708,377	1,958,280
Total Current Assets	3,370,897	8,928,390
Intangible assets, net	1,587,188	1,658,858
In-process research and development	-	9,063,000
Total Assets	$4,958,085	$19,650,248
Liabilities and Stockholders’ (Deficit) Equity
Current Liabilities:
Accounts payable	$1,713,164	$1,801,210
Accounts payable – related parties	51,227	-
Accrued expenses	2,375,660	2,284,516
Accrued expenses - related parties	328,303	188,159
Loans payable - current portion	332,885	1,308,516
Derivative liabilities	5,605	75,381
Total Current Liabilities	4,806,844	5,657,782

Loans payable – noncurrent portion	22,216	31,189
Deferred tax liability	278,352	2,617,359
Total Liabilities	5,107,412	8,306,330
Commitments and contingencies (Note 8)
Stockholders’ (Deficit) Equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; (see designations and shares authorized for Series A, Class C and Class K preferred stock)
Class C Preferred Stock; 1 share authorized, issued and outstanding at September 30, 2023 and December 31, 2022	-	-
Class K Preferred Stock; 1 share authorized, issued and outstanding at September 30, 2023 and December 31, 2022	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 6,738,456 and 3,746,906 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	674	375
Additional paid-in capital	128,815,362	121,637,611
Accumulated other comprehensive income	(2,848,811)	(2,885,523)
Accumulated deficit	(126,116,552)	(107,408,545)
Total Stockholders’ (Deficit) Equity	(149,327)	11,343,918
Total Liabilities and Stockholders’ (Deficit) Equity	$4,958,085	$19,650,248

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Operating Expenses:
Research and development	$972,113	$583,177	$2,339,863	$1,688,474
Research and development - related parties	132,881	53,347	481,027	158,401
General and administrative	2,433,193	3,418,628	9,204,122	10,405,933
General and administrative - related parties	-	-	-	5,261
Total Operating Expenses	3,538,187	4,055,152	12,025,012	12,258,069
Loss From Operations	(3,538,187)	(4,055,152)	(12,025,012)	(12,258,069)

Other Income (Expense):
Interest expense	(11,634)	(7,348)	(34,796)	(22,117)
Interest (expense) income – related parties	-	(1,536)	-	1,495
Loss on goodwill impairment	-	(18,872,850)	-	(18,872,850)
Loss on IP R&D asset impairment	(9,063,000)	-	(9,063,000)	-
Change in fair value of derivative liabilities	2,036	1,449,908	69,776	14,167,560
Total Other Expense, Net	(9,072,598)	(17,431,826)	(9,028,020)	(4,725,912)
Net Loss Before Income Taxes	(12,610,785)	(21,486,978)	(21,053,032)	(16,983,981)
Income tax benefit	2,345,025	-	2,345,025	-
Net Loss	(10,265,760)	(21,486,978)	(18,708,007)	(16,983,981)

Other Comprehensive (Loss) Income:
Foreign currency translation adjustments	51,316	(1,871,072)	36,712	(4,507,204)
Total Comprehensive Loss	$(10,214,444)	$(23,358,050)	$(18,671,295)	$(21,491,185)

Basic and Diluted Net Loss per Common Share
Basic	$(1.29)	$(10.97)	$(3.31)	$(9.49)
Diluted	$(1.29)	$(10.97)	$(3.31)	$(9.49)

Weighted Average Number of Common Shares Outstanding:
Basic	7,951,954	1,959,087	5,658,831	1,790,176
Diluted	7,951,954	1,959,087	5,658,831	1,790,176

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(DEFICIT)

(unaudited)

	For The Three and Nine Months Ended September 30, 2023
			Additional	Accumulated Other		Total Stockholders’
	Common Stock		Paid-in	Comprehensive	Accumulated	Equity
	Shares	Amount	Capital	Income	Deficit	(Deficit)
Balance - January 1, 2023	3,746,906	$375	$121,637,611	$(2,885,523)	$(107,408,545)	$11,343,918
Stock-based compensation	-	-	557,421	-	-	557,421
Comprehensive (loss) income:
Net loss	-	-	-	-	(4,762,078)	(4,762,078)
Other comprehensive income	-	-	-	663	-	663
Balance - March 31, 2023	3,746,906	375	122,195,032	(2,884,860)	(112,170,623)	7,139,924
Issuance of April 2023 pre-funded and common warrants, net(a)	-	-	2,337,706	-	-	2,337,706
Shares issued from exercise of April 2023 pre-funded warrants(a)	1,170,680	117	-	-	-	117
Share issued in connection with April 2023 Offering, net(a)	400,000	40	382,142	-	-	382,182
Stock based compensation	-	-	551,310	-	-	551,310
Comprehensive loss:
Net loss	-	-	-	-	(3,680,169)	(3,680,169)
Other comprehensive loss	-	-	-	(15,267)	-	(15,267)
Balance - June 30, 2023	5,317,586	532	125,466,190	(2,900,127)	(115,850,792)	6,715,803
Shares issued for professional services to directors	90,485	9	60,615	-	-	60,624
Issuance of August 2023 pre-funded and common warrants, net(b)	-	-	2,459,282	-	-	2,459,282
Shares issued from exercise of August 2023 pre-funded warrants(b)	663,460	66	-	-	-	66
Shares issued in connection with August 2023 Offering, net(b)	666,925	67	245,281	-	-	245,348
Stock based compensation	-	-	583,994	-	-	583,994
Comprehensive loss:
Net loss	-	-	-	-	(10,265,760)	(10,265,760)
Other comprehensive income	-	-	-	51,316	-	51,316
Balance – September 30, 2023	6,738,456	$674	$128,815,362	$(2,848,811)	$(126,116,552)	$(149,327)

(a)	Consists of $2,999,882 of gross proceeds from the April 2023 Offering; gross proceeds of $421,527 are related to common shares issued (with related placement agent fees of $39,343), gross proceeds of $1,233,564 are related to pre-funded warrants issued (with related placement agent fees of $115,134) and gross proceeds of $1,344,791 are related to common warrants issued (with related placement agent fees of $125,516). At the end of the current period, all 1,170,680 April 2023 pre-funded warrants were exercised for proceeds of $117.

(b)	Consists of $2,999,605 of gross proceeds from the August 2023 Offering; gross proceeds of $272,106 are related to common shares issued (with related placement agent fees of $26,758), gross proceeds of $1,449,470 are related to pre-funded warrants issued (with related placement agent fees of $142,538) and gross proceeds of $1,278,029 are related to common warrants issued (with related placement agent fees of $125,679). At the end of the period, 663,460 August 2023 pre-funded warrants were exercised for proceeds of $66.

	For The Three and Nine Months Ended September 30, 2022
			Additional	Accumulated Other		Total
	Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Capital	Income	Deficit	Equity
Balance - January 1, 2022	1,701,799	$170	$107,187,371	$817,440	$(68,682,286)	$39,322,695
Shares issued for professional services to directors	2,566	1	149,717	-	-	149,718
Stock based compensation	-	-	596,467	-	-	596,467
Comprehensive income (loss):
Net income	-	-	-	-	1,563,713	1,563,713
Other comprehensive loss	-	-	-	(728,081)	-	(728,081)
Balance - March 31, 2022	1,704,365	171	107,933,555	89,359	(67,118,573)	40,904,512
Shares issued for professional services to directors	2,229	-	60,627	-	-	60,627
Stock based compensation	600	-	795,052	-	-	795,052
Comprehensive income (loss):
Net income	-	-	-	-	2,939,284	2,939,284
Other comprehensive loss	-	-	-	(1,908,051)	-	(1,908,051)
Balance – June 30, 2022	1,707,194	171	108,789,234	(1,818,692)	(64,179,289)	42,791,424
Shares issued for professional services to directors	2,756	-	60,622	-	-	60,622
Issuance of pre-funded warrants (c)	-	-	2,562,265	-	-	2,562,265
Shares issued from exercise of pre-funded warrants (c)	77,354	8	147	-	-	155
Shares issued in connection with July 2022 Offering (c)	175,000	17	3,407,473	-	-	3,407,490
Stock based compensation	-	-	611,461	-	-	611,461
Comprehensive income (loss):
Net loss	-	-	-	-	(21,486,978)	(21,486,978)
Other comprehensive loss	-	-	-	(1,871,072)	-	(1,871,072)
Balance September 30, 2022	1,962,304	$196	$115,431,202	$(3,689,764)	$(85,666,267)	$26,075,367

(c)	Consists of $6,499,737 of gross proceeds from the July 2022 Offering; gross proceeds of $3,710,000 are related to the common shares and common warrants issued and includes $302,510 in related placement agent fees and other offering costs, and $2,789,737 in gross proceeds are in connection with the pre-funded warrants and includes $227,472 in related placement agent fees and other offering costs. At the end of the period, 1,547,076 July 2022 pre-funded warrants were exercised for proceeds of $155.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For the Nine Months Ended September 30,
	2023	2022
Cash Flows From Operating Activities
Net Loss	$(18,708,007)	$(16,983,981)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation:
Shares issued for services	60,624	270,967
Amortization of stock options and restricted stock units	1,692,725	2,002,980
Amortization of intangibles	83,015	71,396
Loss on IP R&D asset impairment	9,063,000	-
Loss on goodwill impairment	-	18,872,850
Change in fair value of derivative liabilities	(69,776)	(14,167,560)
Deferred tax benefit	(2,345,025)	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	1,273,033	36,340
Accounts payable	(99,169)	428,632
Accounts payable – related parties	51,227	-
Accrued expenses	94,778	127,449
Accrued expenses – related parties	141,366	140,097
Total adjustments	9,945,798	7,783,151
Net Cash Used In Operating Activities	(8,762,209)	(9,200,830)

Cash Flows From Financing Activities
Proceeds from sale of July 2022 Offering stock and warrants	-	6,499,737
Proceeds from sale of April 2023 Offering stock and warrants	2,999,882	-
Proceeds from sale of August 2023 Offering stock and warrants	2,999,606	-
Proceeds from exercise of July 2022 Offering pre-funded warrants	-	155
Proceeds from exercise of April 2023 Offering pre-funded warrants	117	-
Proceeds from exercise of August 2023 Offering pre-funded warrants	66	-
Payment of offering costs in connection with July 2022 Offering stock and warrants	-	(529,982)
Payment of offering costs in connection with April 2023 Offering stock and warrants	(279,994)	-
Payment of offering costs in connection with August 2023 Offering stock and warrants	(294,976)	-
Repayment of loans payable	(985,175)	(1,491,986)
Net Cash Provided By Financing Activities	4,439,526	4,477,924

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

(unaudited)

Effect of Exchange Rate Changes on Cash	15,093	87,037

Net Decrease In Cash	(4,307,590)	(4,635,869)
Cash - Beginning of Period	6,970,110	8,224,508
Cash - End of Period	$2,662,520	$3,588,639

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for income taxes	$-	$-
Cash paid during the period for interest expense	$21,722	$13,423

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

180 LIFE SCIENCES CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in US Dollars)

(unaudited)

NOTE 1 - BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

180 Life Sciences Corp., formerly known as KBL Merger Corp. IV (“180LS”, or together with its subsidiaries, the “Company”), was a blank check company organized under the laws of the State of Delaware on September 7, 2016. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On November 6, 2020, a business combination was consummated following a special meeting of stockholders, where the stockholders of the Company considered and approved, among other matters, a proposal to adopt a Business Combination Agreement. Pursuant to the Business Combination Agreement, KBL Merger Sub, Inc. merged with 180 Life Corp. (f/k/a 180 Life Sciences Corp.) (“180”), with 180 continuing as the surviving entity and becoming a wholly-owned subsidiary of the Company (the “Business Combination”). References to “KBL” refer to the Company prior to the November 6, 2020 Business Combination.

The Company is a clinical stage biotechnology company focused on the development of therapeutics for unmet medical needs in chronic pain, inflammation, fibrosis and other inflammatory diseases, where anti-TNF therapy will provide a clear benefit to patients, by employing innovative research, and, where appropriate, combination therapy. We have three product development platforms:

●	fibrosis and anti-tumor necrosis factor (“TNF”);

●	drugs which are derivatives of cannabidiol (“CBD”); and

●	alpha 7 nicotinic acetylcholine receptor (“α7nAChR”).

NOTE 2 - GOING CONCERN AND MANAGEMENT’S PLANS

The Company has not generated any revenues and has incurred significant losses since inception. As of September 30, 2023, the Company had an accumulated deficit of $126,116,552 and a working capital deficit of $1,435,947, and for the three and nine months ended September 30, 2023, net losses of $10,265,760 and $18,708,007, respectively, and for the nine months ended September 30, 2023, cash used in operating activities of $8,762,209. The Company expects to invest a significant amount of capital to fund research and development. As a result, the Company expects that its operating expenses will increase significantly, and consequently will require significant revenues to become profitable. Even if the Company does become profitable, it may not be able to sustain or increase profitability on a quarterly or annual basis. The Company cannot predict when, if ever, it will be profitable. There can be no assurance that the intellectual property of the Company, or other technologies it may acquire, will meet applicable regulatory standards, obtain required regulatory approvals, be capable of being produced in commercial quantities at reasonable costs, or be successfully marketed. The Company plans to undertake additional laboratory studies with respect to the intellectual property, and there can be no assurance that the results from such studies or trials will result in a commercially viable product or will not identify unwanted side effects.

The Company’s ability to continue its operations is dependent upon obtaining new financing for its ongoing operations. On April 5, 2023, the Company entered into a Securities Purchase Agreement with a certain purchaser in which the Company agreed to sell an aggregate of 400,000 shares of common stock, pre-funded warrants to purchase up to an aggregate of approximately 1.2 million shares of common stock (“April 2023 Pre-Funded Warrants”), and common stock warrants to purchase up to an aggregate of approximately 1.6 million shares of common stock (the “April 2023 Common Warrants”), for gross proceeds of approximately $3.0 million (see Note 9 – Stockholders’ Equity for additional information).

On August 9, 2023, the Company entered into a Securities Purchase Agreement with an accredited investor, in addition to certain purchasers who relied on the Company’s registration statement filed with the SEC on July 25, 2023, which became effective on August 9, 2023, in which the Company agreed to sell an aggregate of approximately 667,000 shares of common stock, pre-funded warrants to purchase up to an aggregate of approximately 3.9 million shares of common stock (“August 2023 Pre-Funded Warrants”), and common stock warrants to purchase up to an aggregate of approximately 4.6 million shares of common stock (the “August 2023 Common Warrants”), for gross proceeds of approximately $3.0 million (see Note 9 – Stockholders’ Equity for additional information).

The Company plans to continue to fund its losses from operations through future equity offerings, debt financing or other third-party fundings, which may be dilutive to existing stockholders. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to the Company. If the Company is unable to obtain such additional financing, the Company may have to curtail its development, marketing and promotional activities, which would have a material adverse effect on its business, financial condition and results of operations, and it could ultimately be forced to discontinue its operations and liquidate. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is defined as within one year after the date that the condensed consolidated financial statements are issued.

These condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from uncertainty related to our ability to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant Accounting Policies

There have been no material changes to the Company’s significant accounting policies as set forth in the Company’s audited consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2022 under Note 3 - Summary of Significant Accounting Policies, except as disclosed in this note.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared on a going concern basis in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim financial reporting and as required by Regulation S-X, Rule 10-01. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (including those which are normal and recurring) considered necessary for a fair presentation of the interim financial information have been included. When preparing financial statements in conformity with GAAP, the Company must make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures at the date of the financial statements. Actual results could differ from those estimates. Additionally, operating results for the three and nine months ended September 30, 2023 are not necessarily indicative of the results that may be expected for any other interim period or for the fiscal year ending December 31, 2023. For further information, refer to the financial statements and footnotes included in the Company’s annual financial statements for the fiscal year ended December 31, 2022, which are included in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 31, 2023.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, together with amounts disclosed in the related notes to the condensed consolidated financial statements. The Company’s significant estimates and assumptions used in these condensed consolidated financial statements include, but are not limited to, the fair value of financial instruments warrants, options and equity shares, as well as the valuation of stock-based compensation and the estimates and assumptions related to impairment analysis of in-process research and development assets.

Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and may cause actual results to differ from those estimates.

Foreign Currency Translation

The Company’s reporting currency is the United States dollar. The functional currency of certain subsidiaries was the British Pound (“GBP”) (1.2386 and 1.2098 GBP to 1 US dollar, each as of September 30, 2023 and December 31, 2022, respectively) for balance sheet accounts, while expense accounts are translated at the weighted average exchange rate for the period (1.2655 and 1.1772 GBP to 1 US dollar for each of the three months ended September 30, 2023 and 2022, respectively, and 1.2442 and 1.2597 GBP to 1 US dollar each for the nine months ended September 30, 2023 and 2022, respectively). Equity accounts are translated at historical exchange rates. The resulting translation adjustments are recognized in stockholders’ (deficit) equity as a component of accumulated other comprehensive (loss) income.

Comprehensive (loss) income is defined as the change in equity of an entity from all sources other than investments by owners or distributions to owners and includes foreign currency translation adjustments as described above. During the three months ended September 30, 2023 and 2022, the Company recorded other comprehensive income (loss) of $51,316 and ($1,871,072), respectively, as a result of foreign currency translation adjustments. During the nine months ended September 30, 2023 and 2022, the Company recorded other comprehensive income (loss) of $36,712 and ($4,507,204), respectively, as a result of foreign currency translation adjustments.

Foreign currency gains and losses resulting from transactions denominated in foreign currencies, including intercompany transactions, are included in results of operations. The Company recognized ($2,952) and ($1,485) of foreign currency transaction losses for the three and nine months ended September 30, 2023, respectively, and recognized ($14,031) and ($14,151) of foreign currency transaction losses for the three and nine months ended September 30, 2022, respectively. Such amounts have been classified within general and administrative expenses in the accompanying condensed consolidated statements of operations and comprehensive (loss) income.

In-Process Research and Development (“IP R&D”)

IP R&D assets represent the fair value assigned to technologies that were acquired on July 16, 2019 in connection with the transaction whereby the Company acquired each of Katexco Pharmaceuticals Corp., CBR Pharma (defined below) and 180 LP (defined below), which have not reached technological feasibility and have no alternative future use. IP R&D assets are considered to be indefinite-lived until the completion or abandonment of the associated research and development projects. During the period that the IP R&D assets are considered indefinite-lived, they are tested for impairment on an annual basis, or more frequently if the Company becomes aware of any events occurring or changes in circumstances that indicate that the fair value of the IP R&D assets are less than their carrying amounts. If and when development is complete, which generally occurs upon regulatory approval, and the Company is able to commercialize products associated with the IP R&D assets, these assets are then deemed definite-lived and are amortized based on their estimated useful lives at that point in time. If development is terminated or abandoned, the Company may record a full or partial impairment charge related to the IP R&D assets, calculated as the excess of the carrying value of the IP R&D assets over their estimated fair value.

As of December 31, 2022, the carrying amount of the IP R&D assets on the balance sheet was $12,405,084 (which consists of carrying amounts of $1,462,084 and $10,943,000 related to the Company’s CannBioRex Pharmaceuticals Corp. (“CBR Pharma”) subsidiary and its 180 Therapeutics L.P. (“180 LP”) subsidiary, respectively). Per the valuation obtained from a third party as of year-end, the fair market value of the Company’s IP R&D assets was determined to be $9,063,000 (which consisted of fair values of $0 and $9,063,000 related to the Company’s CBR Pharma subsidiary and 180 LP subsidiary, respectively). As of that measurement date, the carrying values of the CBR Pharma and 180 LP subsidiaries’ assets exceeded their fair market values by $1,462,084 and $1,880,000, respectively. As such, management determined that the consolidated IP R&D assets were impaired by $3,342,084 and, in order to recognize the impairment, the Company recorded a loss for this amount during the fourth quarter of 2022, which appeared as a loss on IP R&D asset impairment on the income statement. This reduced the IP R&D asset balances of its CBR Pharma subsidiary and its 180 LP subsidiary to zero and $9,063,000, respectively, as of December 31, 2022; and the total consolidated IP R&D asset balance was $9,063,000 after impairment.

As of December 31, 2022, the carrying amount of the IP R&D assets on the balance sheet was $9,063,000 (which consists of a balance related to the Company’s 180 LP subsidiary); the Company typically assesses asset impairment on an annual basis unless a triggering event or other facts or circumstances indicate that an evaluation should be performed at an earlier date. As of September 30, 2023, the Company assessed the most recent delays in its commercialization timeline, general economic conditions, industry and market considerations, the Company’s financial performance and all relevant legal, regulatory, and political factors that might indicate the possibility of impairment and concluded that, when these factors were collectively evaluated, it is more likely than not that the asset is impaired. The Company recorded a loss in the amount of $9,063,000, which appears as a loss on impairment to IP R&D assets on the income statement. As a result, as of September 30, 2023, the carrying amount of the IP R&D assets on the balance sheet became $0 (nil).

As a result of the write-off of the IP R&D assets on the balance sheet and the loss on impairment to IP R&D assets on the income statement, the Company recorded a decrease in its deferred tax liability relating to the impairment of the IP R&D assets of $2.3 million as income tax benefit relating to impairment of the IP R&D assets in the same amount on the income statement for the period ended September 30, 2023.

Net Loss Per Common Share

Basic net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding, plus the number of additional common shares that would have been outstanding if the common share equivalents had been issued (computed using the treasury stock or if converted method), if dilutive.

The following table details the net loss per share calculation, reconciles between basic and diluted weighted average shares outstanding, and presents the potentially dilutive shares that are excluded from the calculation of the weighted average diluted common shares outstanding, because their inclusion would have been anti-dilutive:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Numerator:
Net loss	$(10,265,760)	$(21,486,978)	$(18,708,007)	$(16,983,981)

Weighted average shares outstanding (denominator for basic earnings per share)	7,951,954	1,959,087	5,658,831	1,790,176

Weighted average shares and assumed potential common shares (denominator for diluted earnings per share, treasury method)	7,951,954	1,959,087	5,658,831	1,790,176

Basic loss per share	$(1.29)	$(10.97)	$(3.31)	$(9.49)
Diluted loss per share	$(1.29)	$(10.97)	$(3.31)	$(9.49)

The following common share equivalents are excluded from the calculation of weighted average common shares outstanding, because their inclusion would have been dilutive:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Options	-	162,957	-	162,957
Warrants	3,284,483	864,300	3,284,483	864,300
Total potentially dilutive shares	3,284,483	1,027,257	3,284,483	1,027,257

Subsequent Events

The Company has evaluated events that have occurred after the balance sheet date but before these condensed consolidated financial statements were issued. Based upon that evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 11 - Subsequent Events.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

NOTE 4 - PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following as of September 30, 2023 and December 31, 2022:

	September 30,	December 31,
	2023	2022
Insurance	$208,064	$1,027,292
Research and development expense tax credit receivable	51,639	546,563
Professional fees	369,906	310,017
Value-added tax receivable	53,134	48,774
Income taxes	25,634	25,634
	$708,377	$1,958,280

NOTE 5 - ACCRUED EXPENSES

Accrued expenses consist of the following as of September 30, 2023 and December 31, 2022:

	September 30,	December 31,
	2023	2022
Consulting fees	$582,476	$531,829
Professional fees	125,000	3,945
Litigation accrual (1)	49,999	125,255
Employee and director compensation	1,367,453	1,558,024
Research and development fees	175,165	22,023
Interest	66,415	36,422
Other	9,152	7,018
	$2,375,660	$2,284,516

(1)	See Note 8 - Commitments and Contingencies, Legal Matters.

As of September 30, 2023 and December 31, 2022, accrued expenses - related parties were $328,303 and $188,159, respectively. See Note 10 - Related Parties for details.

NOTE 6 - DERIVATIVE LIABILITIES

The following table sets forth a summary of the changes in the fair value of Level 3 derivative liabilities (except the Public SPAC Warrants as defined below, which are Level 1 derivative liabilities) that are measured at fair value on a recurring basis:

	Warrants
	Public	Private
	SPAC	SPAC	PIPE	Other	Total
Balance as of January 1, 2023	$31,625	$1,256	$42,100	$400	$75,381
Change in fair value of derivative liabilities	(21,390)	(1,005)	(30,600)	(328)	(53,323)
Balance as of March 31, 2023	$10,235	$251	$11,500	$72	$22,058
Change in fair value of derivative liabilities	(4,600)	(251)	(9,500)	(66)	(14,417)
Balance as of June 30, 2023	$5,635	$-	$2,000	$6	$7,641
Change in fair value of derivative liabilities	(230)	-	(1,800)	(6)	(2,036)
Balance as of September 30, 2023	$5,405	$-	$200	$-	$5,605

The fair value of the derivative liabilities as of September 30, 2023, and December 31, 2022 was estimated using the Black Scholes option pricing model, with the following assumptions used:

September 30, 2023
Risk-free interest rate	4.94% - 5.50%
Expected term in years	0.84 – 2.40
Expected volatility	100.0% - 110.0%
Expected dividends	0%
Market Price	$0.61

December 31, 2022
Risk-free interest rate	2.30% - 4.50%
Expected term in years	1.59 – 3.90
Expected volatility	76.0% - 105.0%
Expected dividends	0%
Market Price	$3.39

SPAC Warrants

Public SPAC Warrants

Participants in KBL’s initial public offering received an aggregate of 11,500,000 Public SPAC Warrants (“Public SPAC Warrants”), all of which are outstanding as of September 30, 2023. Each Public SPAC Warrant entitles the holder to purchase one-fortieth of one share of the Company’s common stock at an exercise price of $5.75 per 1/40th of one share, or $230.00 per whole share, subject to adjustment. No fractional shares will be issued upon exercise of the Public SPAC Warrants; the Public SPAC Warrants are currently exercisable and will expire on November 6, 2025, or earlier upon redemption or liquidation. Management has determined that the Public SPAC Warrants contain a tender offer provision which could result in the Public SPAC Warrants settling for the tender offer consideration (including potentially cash) in a transaction that didn’t result in a change-in-control. This feature results in the Public SPAC Warrants being precluded from equity classification. Accordingly, the Public SPAC Warrants are classified as liabilities measured at fair value, with changes in fair value each period reported in earnings. The Public SPAC Warrants were revalued on September 30, 2023 at $5,405, which resulted in decreases of $230 and $26,220 in the fair value of the derivative liabilities during the three and nine months ended September 30, 2023, respectively. The Public SPAC Warrants were revalued on September 30, 2022 at $592,250, which resulted in decreases of $1,246,600 and $7,456,600 in the fair value of the derivative liabilities during the three and nine months ended September 30, 2022, respectively.

Private SPAC Warrants

Participants in KBL’s initial private placement received an aggregate of 502,500 Private SPAC Warrants (“Private SPAC Warrants”), all of which are outstanding as of September 30, 2023. Each Private SPAC Warrant entitles the holder to purchase one-fortieth of one share of the Company’s common stock at an exercise price of $5.75 per 1/40th of one share, or $230.00 per whole share, subject to adjustment. No fractional shares will be issued upon exercise of the Private SPAC Warrants; the Private SPAC Warrants are currently exercisable and will expire on November 6, 2025, or earlier upon redemption or liquidation. Management has determined that the Private SPAC Warrants contain a tender offer provision which could result in the Private SPAC Warrants settling for the tender offer consideration (including potentially cash) in a transaction that didn’t result in a change-in-control. This feature (amongst others) results in the Private SPAC Warrants being precluded from equity classification. Accordingly, the Private SPAC Warrants are classified as liabilities measured at fair value, with changes in fair value each period reported in earnings. The Private SPAC Warrants were revalued on September 30, 2023 at $0, which resulted in decreases of $0 and $1,256 in the fair value of the derivative liabilities during the three and nine months ended September 30, 2023, respectively. The Private SPAC Warrants were revalued on September 30, 2022 at $20,100, which resulted in decreases of $10,050 and $447,225 in the fair value of the derivative liabilities during the three and nine months ended September 30, 2022, respectively.

PIPE Warrants

On February 23, 2021, the Company issued five-year warrants (the “PIPE Warrants”) to purchase 128,200 shares of common stock at an exercise price of $100.00 per share in connection with the private offering (see Note 9 – Stockholders’ Equity, Common Stock). The PIPE Warrants did not meet the requirements for equity classification due to the existence of a tender offer provision that could potentially result in cash settlement of the PIPE Warrants that didn’t meet the limited exception in the case of a change-in-control. Accordingly, the PIPE Warrants are liability-classified and are recorded as derivative liabilities. The PIPE Warrants were revalued on September 30, 2023 at $200, which resulted in decreases of $1,800 and $41,900 in the fair value of the derivative liabilities during the three and nine months ended September 30, 2023, respectively. The PIPE Warrants were revalued on September 30, 2022 at $433,600, which resulted in decreases of $188,000 and $6,082,700 in the fair value of the derivative liabilities during the three and nine months ended September 30, 2022, respectively.

Other Warrants

AGP Warrants

On March 12, 2021, the Company issued warrants to Alliance Global Partners (“AGP” and the “AGP Warrants”) to purchase up to an aggregate of 3,183 shares of the Company’s common stock at a purchase price of $105.60 per share, subject to adjustment, in full satisfaction of the existing AGP Warrant Liability. The exercise of the AGP Warrants is limited at any given time to prevent AGP from exceeding beneficial ownership of 4.99% of the then total number of issued and outstanding shares of the Company’s common stock upon such exercise. The warrants are exercisable at any time between May 2, 2021 and May 2, 2025. The AGP Warrants do not meet the requirements for equity classification due to the existence of a tender offer provision that could potentially result in cash settlement of the AGP Warrants that do not meet the limited exception in the case of a change-in-control. Accordingly, the AGP Warrants will continue to be liability-classified. The AGP Warrants were revalued on September 30, 2023 at $0, which resulted in decreases of $6 and $400 in the fair value of the derivative liabilities during the three and nine months ended September 30, 2023, respectively. The AGP Warrants were revalued on September 30, 2022 at $6,633, which resulted in decreases of $3,762 and $137,698 in the fair value of the derivative liabilities during the three and nine months ended September 30, 2022, respectively.

Alpha Warrants

In connection with that certain Mutual Release and Settlement Agreement dated July 31, 2021 (agreed to on July 29, 2021) between the Company and Alpha Capital Anstal (“Alpha” and the “Alpha Settlement Agreement”), the Company issued three-year warrants for the purchase of 1,250 shares of the Company’s common stock at an exercise price of $141.40 per share (the “Alpha Warrant Liability” and the “Alpha Warrants”). The exercise of shares of the Alpha Warrants is limited at any given time to prevent Alpha from exceeding a beneficial ownership of 4.99% of the then total number of issued and outstanding shares of the Company’s common stock upon such exercise. The warrants are exercisable until August 2, 2024. The Alpha Warrants do not meet the requirements for equity classification due to the existence of a tender offer provision that could potentially result in cash settlement of the Alpha Warrants that do not meet the limited exception in the case of a change-in-control. Accordingly, the Alpha Warrants are liability-classified and are recorded as a warrant liability. The Alpha Warrants were revalued on September 30, 2023 at $0, which did not result in any change in the fair value of the derivative liabilities during the three and nine months ended September 30, 2023. The Alpha Warrants were revalued on September 30, 2022 at $224, which resulted in decreases of $1,496 and $43,337 in the fair value of the derivative liabilities during the three and nine months ended September 30, 2022, respectively.

Warrant Activity

As the number of liability-classified warrants are less than 10% of the total outstanding warrants as of September 30, 2023, the summary of warrant activity is included in Note 9 – Stockholders’ Equity.

NOTE 7 - LOANS PAYABLE

Loans Payable

The following table summarizes the activity of loans payable during the nine months ended September 30, 2023:

	Principal balance at December 31, 2022	Principal repaid in cash	Effect of foreign exchange rates	Principal balance at September 30, 2023

Bounce Back Loan	$43,129	$(9,155)	$508	$34,482
First Insurance - 2022	1,060,890	(976,020)	-	84,870
Other loans payable	235,686	-	63	235,749
Total loans payable	$1,339,705	$(985,175)	$571	$355,101
Less: loans payable – current portion	1,308,516			332,885
Loans payable – noncurrent portion	$31,189			$22,216

Interest Expense on Loans Payable

For the three months ended September 30, 2023 and 2022, the Company recognized interest expense associated with loans payable of $11,633 and $7,348, respectively, and interest expense — related parties associated, with loans payable of $0 and $1,536, respectively. For the nine months ended September 30, 2023 and 2022, the Company recognized interest expense associated with loans payable of $34,796 and $22,117, respectively, and interest income — related parties associated with loans payable of $0 and $1,495, respectively.

As of September 30, 2023, the Company had accrued interest and accrued interest — related parties, associated with loans payable of $66,415 and $0, respectively. As of December 31, 2022, the Company had accrued interest and accrued interest — related parties associated with loans payable of $37,960 and $16,770, respectively. Accrued interest is recorded within accrued expenses and appears under that caption on the balance sheet; accrued interest – related parties is recorded within accrued expenses – related parties and appears under that caption on the balance sheet. See Note 10 — Related Parties for additional details.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Litigation and Other Loss Contingencies

The Company records liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company has no liabilities recorded for loss contingencies as of December 31, 2022 and September 30, 2023.

Legal Matters

Action Against Former Executive of KBL

On September 1, 2021, the Company initiated legal action in the Chancery Court of Delaware against Dr. Marlene Krauss, the Company’s former Chief Executive Officer and director (“Dr. Krauss”) and two of her affiliated companies, KBL IV Sponsor, LLC and KBL Healthcare Management, Inc. (collectively, the “KBL Affiliates”) for, among other things, engaging in unauthorized monetary transfers of the Company’s assets, non-disclosure of financial liabilities within the Company’s Consolidated Financial Statements, issuing shares of stock without proper authorization; and improperly allowing stockholder redemptions to take place. The Company’s complaint alleges causes of action against Dr. Krauss and/or the KBL Affiliates for breach of fiduciary duties, ultra vires acts, unjust enrichment, negligence and declaratory relief, and seeks compensatory damages in excess of $11,286,570, together with interest, attorneys’ fees and costs. There can be no assurance that the Company will be successful in its legal actions.

On October 5, 2021, Dr. Krauss and the KBL Affiliates filed an Answer, Counterclaims and Third-Party Complaint (the “Krauss Counterclaims”) against the Company and twelve individuals who are, or were, directors and/or officers of the Company, i.e., Marc Feldmann, Lawrence Steinman, James N. Woody, Teresa DeLuca, Frank Knuettel II, Pamela Marrone, Lawrence Gold, Donald A. McGovern, Jr., Russell T. Ray, Richard W. Barker, Shoshana Shendelman and Ozan Pamir (collectively, the “Third-Party Defendants”).  On October 27, 2021, the Company and Ozan Pamir filed an Answer to the Krauss Counterclaims, and all of the other Third-Party Defendants filed a Motion to Dismiss as to the Third-Party Complaint.

On January 28, 2022, in lieu of filing an opposition to the Motion to Dismiss, Dr. Krauss and the KBL Affiliates filed a Motion for leave to file amended counterclaims and third-party complaint, and to dismiss six of the current and former directors previously named, i.e., to dismiss Teresa DeLuca, Frank Knuettel II, Pamela Marrone, Russell T. Ray, Richard W. Barker and Shoshana Shendelman.  The Motion was granted by stipulation and, on February 24, 2022, Dr. Krauss filed an amended Answer, Counterclaims and Third-Party Complaint (the “Amended Counterclaims”).  In essence, the Amended Counterclaims allege (a) that the Company and the remaining Third-Party Defendants breached fiduciary duties to Dr. Krauss by making alleged misstatements against Dr. Krauss in SEC filings and failing to register her shares in the Company so that they could be traded, and (b) the Company breached contracts between the Company and Dr. Krauss for registration of such shares, and also failed to pay to Dr. Krauss the amounts alleged to be owing under a promissory note in the principal amount of $371,178, plus an additional $300,000 under Dr. Krauss’s resignation agreement.  The Amended Counterclaims seek unspecified amounts of monetary damages, declaratory relief, equitable and injunctive relief, and attorney’s fees and costs.

On March 16, 2022, Donald A. McGovern, Jr. and Lawrence Gold filed a Motion to Dismiss the Amended Counterclaims against them, and the Company and the remaining Third-Party Defendants filed an Answer to the Amended Counterclaims denying the same.  On April 19, 2022, Dr. Krauss stipulated to dismiss all of her counterclaims and allegations against both Donald A. McGovern, Jr. and Lawrence Gold, thereby mooting their Motion to Dismiss the Amended Counterclaims against them. The Company and the Third-Party Defendants intend to continue to vigorously defend against all of the Amended Counterclaims, however, there can be no assurance that they will be successful in the legal defense of such Amended Counterclaims. In April 2022, Donald A. McGovern, Jr. and Lawrence Gold were dismissed from the lawsuit as parties. Discovery has not yet commenced in the case. The Company and the Third-Party Defendants intend to continue to vigorously defend against all of the Amended Counterclaims, however, there can be no assurance that they will be successful in the legal defense of such Amended Counterclaims.

Action Against the Company by Dr. Krauss

On August 19, 2021, Dr. Krauss initiated legal action in the Chancery Court of Delaware against the Company.  The original Complaint sought expedited relief and made the following two claims: (1) it alleged that the Company is obligated to advance expenses including, attorney’s fees, to Dr. Krauss for the costs of defending against the SEC and certain Subpoenas served by the SEC on Dr. Krauss; and (2) it alleged that the Company is also required to reimburse Dr. Krauss for the costs of bringing this lawsuit against the Company.  On or about September 3, 2021, Dr. Krauss filed an Amended and Supplemental Complaint (the “Amended Complaint”) in this action, which added the further claims that Dr. Krauss is also allegedly entitled to advancement by the Company of her expenses, including attorney’s fees, for the costs of defending against the Third-Party Complaint in the Tyche Capital LLC action referenced below, and the costs of defending against the Company’s own Complaint against Dr. Krauss as described above.  On or about September 23, 2021, the Company filed its Answer to the Amended Complaint in which the Company denied each of Dr. Krauss’ claims and further raised numerous affirmative defenses with respect thereto.

On November 15, 2021, Dr. Krauss filed a Motion for Summary Adjudication as to certain of the issues in the case, which was opposed by the Company.  A hearing on such Motion was held on December 7, 2021, and, on March 7, 2022, the Court issued a decision in the matter denying the Motion for Summary Adjudication in part and granting it in part.  The Court then issued an Order implementing such a decision on March 29, 2022. The parties are now engaging in proceedings set forth in that implementing Order. The Court granted Dr. Krauss’s request for advancement of some of the legal fees which Dr. Krauss requested in her Motion, and the Company was required to pay a portion of those fees while it objects to the remaining portion of disputed fees.

On October 10, 2022, Dr. Krauss filed an Application to compel the Company to pay the full amount of fees requested by Dr. Krauss for May-July 2022, and to modify the Court’s Order. The Company filed its Opposition thereto.  On January 18, 2023, Dr. Krauss filed a Second Application to compel the Company to pay the full amount of fees requested by Dr. Krauss for August-October 2022, and to modify the Court’s Order.  The Company filed its Opposition thereto.  On May 3, 2023, the Court issued an Order granting both of Dr. Krauss’s Applications for payment of the full amount of requested attorney’s fees totaling $714,557 for the months of May through October 2022, which were paid in May 2023.  Notwithstanding the Order, such ruling does not constitute any final adjudication as to whether Dr. Krauss will ultimately be entitled to permanently retain such advancements, and Dr. Krauss has posted an undertaking with the Court affirmatively promising to repay all such amounts if she is eventually found to be liable for the Company’s and/or the SEC’s claims against her. The Company is seeking payment for a substantial portion of such amounts from its director and officers’ insurance policy, of which no assurance can be provided that the directors and officers insurance policy will cover such amounts. See “Declaratory Relief Action Against the Company by AmTrust International” below.

Action Against Tyche Capital LLC

The Company commenced and filed an action against defendant Tyche Capital LLC (“Tyche”) in the Supreme Court of New York, in the County of New York, on April 15, 2021.  In its Complaint, the Company alleged claims against Tyche arising out of Tyche’s breach of its written contractual obligations to the Company as set forth in a “Guarantee and Commitment Agreement” dated July 25, 2019, and a “Term Sheet For KBL Business Combination With CannBioRex” dated April 10, 2019 (collectively, the “Subject Guarantee”).  The Company alleges in its Complaint that, notwithstanding demand having been made on Tyche to perform its obligations under the Subject Guarantee, Tyche has failed and refused to do so, and is currently in debt to the Company for such failure in the amount of $6,776,686, together with interest accruing thereon at the rate set forth in the Subject Guarantee.

On or about May 17, 2021, Tyche responded to the Company’s Complaint by filing an Answer and Counterclaims against the Company alleging that it was the Company, rather than Tyche, that had breached the Subject Guarantee.  Tyche also filed a Third-Party Complaint against six third-party defendants, including three members of the Company’s management, Sir Marc Feldmann, Dr. James Woody, and Ozan Pamir (collectively, the “Individual Company Defendants”), claiming that they allegedly breached fiduciary duties to Tyche with regards to the Subject Guarantee.  In that regard, on June 25, 2021, each of the Individual Company Defendants filed a Motion to Dismiss Tyche’s Third-Party Complaint against them.

On November 23, 2021, the Court granted the Company’s request to issue an Order of attachment against all of Tyche’s shares of the Company’s stock that had been held in escrow.  In so doing, the Court found that the Company had demonstrated a likelihood of success on the merits of the case based on the facts alleged in the Company’s Complaint.

On February 18, 2022, Tyche filed an Amended Answer, Counterclaims and Third-Party Complaint.  On March 22, 2022, the Company and each of the Individual Company Defendants filed a Motion to Dismiss all of Tyche’s claims.  A hearing on such Motion to Dismiss was held on August 25, 2022, and the Court granted the Motion to Dismiss entirely as to each of the Individual Company Defendants, and also as to three of the four Counterclaims brought against the Company, only leaving Tyche’s declaratory relief claim. On September 9, 2022, Tyche filed a Notice of Appeal as to the Court’s decision, which has never been briefed or adjudicated. On August 26, 2022, Tyche filed a Motion to vacate or modify the Company’s existing attachment Order against Tyche’s shares of the Company’s stock held in escrow. The Company filed its Opposition thereto, and the Court summarily denied such Motion without hearing on January 3, 2023.  Tyche subsequently filed a Notice of Appeal as to that denial and filed its Opening Brief on January 30, 2023.  The Company filed its opposition brief on March 2, 2023, and the matter was taken under submission by the Appellate Court.  On May 4, 2023, the Appellate Court issued its decision unanimously affirming the ruling of the lower Court in the Company’s favor.

On January 30, 2023, the Company filed a Notice of Motion for Summary Judgment and to Dismiss Affirmative Defenses against Tyche. Tyche filed opposition thereto, and hearings on the Company’s Motion were ultimately held on September 11 and 19, 2023. In its ruling, the Court granted the Company’s Motion, but referred the question as to the amount of the Company’s damages against Tyche to a special referee. The Court and the parties are now in the process of appointing the special referee so that a determination can be made as to the amount of the Company’s damages against Tyche. The Company intends to continue to vigorously pursue its claims against Tyche, and the Company and the Individual Company Defendants intend to continue to vigorously defend against all of Tyche’s claims should they be appealed; however, there can be no assurance that they will be successful in such endeavors.

Action Against Ronald Bauer & Samantha Bauer

The Company and two of its wholly-owned subsidiaries, Katexco Pharmaceuticals Corp. and CannBioRex Pharmaceuticals Corp. (collectively, the “Company Plaintiffs”), initiated legal action against Ronald Bauer and Samantha Bauer, as well as two of their companies, Theseus Capital Ltd. and Astatine Capital Ltd. (collectively, the “Bauer Defendants”), in the Supreme Court of British Columbia on February 25, 2022. The Company Plaintiffs are seeking damages against the Bauer Defendants for misappropriated funds and stock shares, unauthorized stock sales, and improper travel expenses, in the combined sum of at least $4,395,000 CAD [$3,257,574 USD] plus the additional sum of $2,721,036 USD (which relate to the same, aforementioned damages). The Bauer Defendants filed an answer to the Company Plaintiffs’ claims on May 6, 2022. There can be no assurance that the Company Plaintiffs will be successful in this legal action.

Declaratory Relief Action Against the Company by AmTrust International

On June 29, 2022, AmTrust International Underwriters DAC (“AmTrust”), which was the premerger directors’ and officers’ insurance policy underwriter for KBL, filed a declaratory relief action against the Company in the U.S. District Court for the Northern District of California (the “Declaratory Relief Action”) seeking declaration of AmTrust’s obligations under the directors’ and officers’ insurance policy.  In the Declaratory Relief Action, AmTrust is claiming that as a result of the merger the Company is no longer the insured under the subject insurance policy, notwithstanding the fact that the fees which the Company seeks to recover from AmTrust relate to matters occurring prior to the merger.

On September 20, 2022, the Company filed its Answer and Counterclaims against AmTrust for bad faith breach of AmTrust’s insurance coverage obligations to the Company under the subject directors’ and officers’ insurance policy, and seeking damages of at least $2 million in compensatory damages, together with applicable punitive damages. In addition, the Company brought a Third-Party Complaint against its excess insurance carrier, Freedom Specialty Insurance Company (“Freedom”) seeking declaratory relief that Freedom will also be required to honor its policy coverage as soon as the amount of AmTrust’s insurance coverage obligations to the Company have been exhausted. On October 25, 2022, AmTrust filed its Answer to the Company’s Counterclaims and, on October 27, 2022, Freedom filed its Answer to the Third-Party Complaint.

On November 22, 2022, the Company filed a Motion for Summary Adjudication against both AmTrust and Freedom. The Motion was fully briefed, and a hearing was held on March 9, 2023. The standard to prevail on a Motion for Summary Adjudication in the Court is high to prevail and requires a judge to find that there are no disputed issues of fact so that they can rule on the issues as a matter of law. In this instance the judge found three major issues could be decided as a matter of law in the Company’s favor and that one issue, the Change in Control exclusion, requires further discovery.

On April 21, 2023, the Court issued an Order Granting in Part and Denying in Part the Company’s Motion for Partial Summary Judgment. Specifically, the Court granted summary adjudication in favor of the Company on the following issues: (a) that the Company is, in fact, an insured under both the AmTrust and Freedom insurance policies; (b) that certain SEC subpoena related expenses for defendants Dr. Marlene Krauss, the Company’s former Chief Executive Officer and Director, and George Hornig, the former Chairman of the Board, are within the basic scope of coverage under both the AmTrust and Freedom insurance policies; and (c) that the Insured vs. Insured exclusion relied upon by AmTrust and Freedom is not applicable to bar any such coverage.

The Court also found that there were issues of disputed facts as to the Change in Control exclusion contained within the policies, which therefore precluded the Court from granting the remainder of the Company’s requests for summary adjudication as a matter of law. Accordingly, the Court, at this time, denied the Company’s further requests for summary adjudication and deemed that for the time being, the Change in Control issue is to be determined at the time of trial, in order to find that the policies (i) provide coverage for the fees which the Company has advanced and will advance to Dr. Marlene Krauss and George Hornig; (ii) that AmTrust has breached the policy; (iii) that AmTrust must pay such expenses of the Company; and that, once the AmTrust policy has been exhausted, (iv) Freedom will be obligated to pay such expenses of the Company pursuant to its policy.

On August 4, 2023, the Court granted the Company’s request to file a second motion for partial summary judgment in this case, this one being on the issue of whether AmTrust should be required to advance to the Company the defense costs being incurred by Dr. Marlene Krauss and George Hornig during the pendency of the case.  The Company filed such Motion for Partial Summary Judgment, and it has now been fully briefed by the parties. The hearing date for such motion is January 11, 2024.  The parties have commenced written discovery proceedings against each other, and it is anticipated that depositions will also occur. The Company intends to continue to vigorously pursue this matter in order to establish the Company’s entitlement to full payment by both AmTrust and Freedom of the subject advancement expenses of the Company.

While the Company continues to believe it has a strong case against both AmTrust and Freedom and believes the Court ruling in its favor in regards to the matters discussed above is a significant positive outcome for the Company, there can be no assurance that the Company will prevail in this action.

NASDAQ Bid Price Deficiency Notice

On September 7, 2023, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market (the “Bid Price Requirement”).

The letter indicated that the Company was provided 180 calendar days (or until March 5, 2024) in which to regain compliance. If at any time during this 180-calendar day period the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of ten consecutive business days, Nasdaq will provide the Company with a written confirmation of compliance and the matter will be closed.

Alternatively, if the Company fails to regain compliance with Rule 5550(a)(2) prior to the expiration of the initial 180 calendar day period, the Company may be eligible for an additional 180 calendar day compliance period, provided (i) it meets the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market (except for the Bid Price Requirement) and (ii) it provides written notice to Nasdaq of its intention to cure this deficiency during the second compliance period by effecting a reverse stock split, if necessary. In the event the Company does not regain compliance with Rule 5550(a)(2) prior to the expiration of the initial 180 calendar day period, and if it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company is not otherwise eligible, the Staff will provide the Company with written notification that its securities are subject to delisting from The Nasdaq Capital Market. At that time, the Company may appeal the delisting determination to a Hearings Panel.

The Company intends to consider all options to regain compliance with all Nasdaq continued listing requirements.

The Company’s receipt of the letter from Nasdaq did not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission.

NASDAQ Shareholder Approval Violation Notice

On October 11, 2023, the Company received a letter from Nasdaq that the Company failed to comply with Nasdaq’s shareholder approval requirements set forth in Listing Rule 5635(d), which requires prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the Minimum Price (as defined in Nasdaq’s rules).

The letter indicated that the Nasdaq staff has determined that the August 2023 financing completed by the Company was not a public offering for the purposes of Nasdaq’s shareholder approval rules due to the type of offering and a single investor purchasing 98% of the offering.

The letter also indicated that the Company has 45 calendar days to submit a plan to regain compliance and if the plan is accepted, the Company can be granted an extension of up to 180 calendar days from the date of the letter.

The Company intends to submit, within the requisite period, a plan to regain compliance under the Nasdaq Listing Rules. There can be no assurance that Nasdaq will accept the Company’s plan or that the Company will be able to regain compliance with the applicable listing requirements.

The Company’s receipt of these Nasdaq letters does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission.

NOTE 9 – STOCKHOLDERS’ EQUITY (DEFICIT)

Reverse Stock-Split during 2022

On December 15, 2022, at a Special Meeting of the Stockholders of the Company, the stockholders of the Company approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued and outstanding shares of our common stock, par value $0.0001 per share, by a ratio of between one-for-four to one-for-twenty, inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to December 15, 2023 (the “Stockholder Authority”). On December 15, 2022, the Company’s Board of Directors (the “Board”), with the Stockholder Authority, approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to affect a reverse stock split of its common stock at a ratio of 1-for-20 (the “Reverse Stock Split”). Pursuant to the Certificate of Amendment filed to affect the Reverse Stock Split, the Reverse Stock Split was effective on December 19, 2022 and the shares of the Company’s common stock began trading on the NASDAQ Capital Market (“NASDAQ”) on a post-split basis on December 19, 2022, with new CUSIP number: 68236V203. No change was made to the trading symbol for the Company’s shares of common stock or public warrants, “ATNF” and “ATNFW”, respectively, in connection with the Reverse Stock Split.

Because the Certificate of Amendment did not reduce the number of authorized shares of common stock, the effect of the Reverse Stock Split was to increase the number of shares of common stock available for issuance relative to the number of shares issued and outstanding. The Reverse Stock Split did not alter the par value of the common stock or modify any voting rights or other terms of the common stock. Any fractional shares remaining after the Reverse Stock Split were rounded up to the nearest whole share.

With regards to the Company’s 2020 Omnibus Incentive Plan and the 2022 Omnibus Incentive Plan, the Company’s Compensation Committee and Board deemed it in the best interests of the Company and its stockholders to (i) adjust the number of shares of Company common stock available for issuance under the Incentive Plans downward by a factor of 20 (with any fractional shares rounded down to the nearest whole share); (ii) reduce the number of shares of common stock issuable upon each outstanding option to purchase shares of common stock of the Company, and all other outstanding awards, by a factor of 20 (with any fractional shares rounded down to the nearest whole share); and (iii) adjust the exercise price of any outstanding options to purchase shares of common stock previously granted under the Incentive Plans up by a factor of 20 (rounded up to the nearest whole cent), in each case to adjust equitably for the Exchange Ratio of the Reverse Stock Split, which such adjustments were effective automatically upon effectiveness of the Reverse Stock Split. The effects of the one-for-twenty reverse stock split have been retroactively reflected throughout the financial statements and notes to the financial statements.

April 2023 Offering

On April 5, 2023, the Company entered into a Securities Purchase Agreement with certain purchasers, pursuant to which the Company agreed to sell an aggregate of 400,000 shares of common stock, pre-funded warrants to purchase up to an aggregate of 1,170,680 shares of common stock, and common stock warrants to purchase up to an aggregate of 1,570,680 shares of common stock, at a combined purchase price of $1.91 per share and warrant (the “April 2023 Offering”). Aggregate gross proceeds from the April 2023 Offering were approximately $3,000,000, and the April 2023 Offering closed on April 10, 2023.

The April 2023 Pre-Funded Warrants had an exercise price equal to $0.0001, were immediately exercisable and are subject to customary anti-dilution adjustments for stock splits or dividends or other similar transactions. The exercise price of the April 2023 Pre-Funded Warrants will not be subject to adjustment as a result of subsequent equity issuances at effective prices lower than the then-current exercise price. The April 2023 Pre-Funded Warrants are exercisable until they are exercised in full. The April 2023 Pre-Funded Warrants are subject to a provision prohibiting the exercise of such April 2023 Pre-Funded Warrants to the extent that, after giving effect to such exercise, the holder of such April 2023 Pre-Funded Warrants (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 9.99% of the Company’s outstanding common stock (which may be increased or decreased, with 61 days prior written notice by the holder). Although the April 2023 Pre-Funded Warrants have a tender offer provision, the April 2023 Pre-Funded Warrants were determined to be equity-classified because they met the limited exception in the case of a change-in-control. Because the April 2023 Pre-Funded Warrants are equity-classified, the placement agent fees and offering expenses will be accounted for as a reduction of additional paid in capital.

The April 2023 Common Warrants have an exercise price equal to $1.78 per share, were immediately exercisable upon the closing of the April 2023 Offering (the “Initial Exercise Date”) and are subject to customary anti-dilution adjustments for stock splits or dividends or other similar transactions. The exercise price of the April 2023 Common Warrants will not be subject to adjustment as a result of subsequent equity issuances at effective prices lower than the then-current exercise price. The April 2023 Common Warrants are exercisable for 5.5 years following the Initial Exercise Date. The April 2023 Common Warrants are subject to a provision prohibiting the exercise of such April 2023 Common Warrants to the extent that, after giving effect to such exercise, the holder of such April 2023 Common Warrants (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 9.99% of the Company’s outstanding common stock (which may be increased or decreased, with 61 days prior written notice by the holder). Although the April 2023 Common Warrants have a tender offer provision, the April 2023 Common Warrants were determined to be equity-classified because they met the limited exception in the case of a change-in-control. Because the April 2023 Common Warrants are equity-classified, the placement agent fees and offering expenses will be accounted for as a reduction of additional paid in capital.

As of September 30, 2023, all 1,170,680 of the April 2023 Pre-Funded Warrants have been exercised for a value of $117; and there are no unexercised April 2023 Pre-Funded Warrants remaining as of the end of the third quarter of 2023. No April 2023 Common Warrants have been exercised as of September 30, 2023.

Amendment to July and December 2022 Common Warrants

On April 5, 2023, the Company entered into an amendment to the common warrant agreements for the July 2022 and December 2022 Offerings, whereby warrants to purchase up to 306,604 shares (with an original exercise price of $21.20 per share and an expiration date of January 20, 2028) and the warrants to purchase up to 2,571,429 shares (with an original exercise price of $3.50 per share and an expiration date of June 22, 2028), respectively, were amended to have an exercise price of $1.78 per share and an expiration date of October 10, 2028. The Company accounted for the amendment as a warrant modification, whereby the effect of the modification is measured as the difference in its relative fair value immediately before the modification and after the modification; and any increase to the relative fair value is recognized as an equity issuance cost.

To assess for the change in relative fair value, the Company performed a Black Scholes Option Model calculation to quantify the fair value of the common warrants under their original terms as of the modification date using the following assumptions: a share price of $1.43, exercise prices of $21.20 and $3.50 for the July 2022 common warrants and December 2022 common warrants, respectively, an expected term of 4.8 and 5.2 years, respectively, volatility of 106%, a dividend rate of 0% and a discount rate of 3.36. The Company then performed a Black Scholes Option Model calculation to quantify the fair value of the common warrants with their new modified terms as of the modification date using the following assumptions: a share price of $1.43, an exercise price of $1.78 for both the July 2022 common warrants and December 2022 common warrants, an expected term of 5.5 years, volatility of 106%, a dividend rate of 0% and a discount rate of 3.36. The aggregate difference of approximately $0.8 million between the two calculated amounts was recorded as an equity issuance cost within equity during the period to account for the change in relative fair value.

First Amendment to the 2022 Omnibus Incentive Plan

At the 2023 Annual Meeting of Stockholders of the Company held on July 6, 2023, the stockholders of the Company approved the First Amendment (“First Amendment”) to the 180 Life Sciences Corp. 2022 Omnibus Incentive Plan (the 2022 Omnibus Incentive Plan, as amended by the First Amendment, the “OIP”). The First Amendment was originally approved by the Board of Directors of the Company on May 5, 2023, subject to stockholder approval and the First Amendment became effective at the time of stockholder approval. The First Amendment increased the maximum number of shares available to be issued under the OIP from 120,000 shares to 470,000 shares.

August 2023 Offering

On August 9, 2023, the Company entered into a Securities Purchase Agreement with an accredited investor, in addition to certain purchasers who relied on the Company’s registration statement filed with the SEC on July 25, 2023, which became effective on August 9, 2023, pursuant to which the Company agreed to sell an aggregate of 666,925 shares of common stock, pre-funded warrants to purchase up to an aggregate of 3,948,460 shares of common stock, and common stock warrants to purchase up to an aggregate of 4,615,385 shares of common stock at a combined purchase price of $0.65 per share and warrant (the “August 2023 Offering”). Aggregate gross proceeds from the August 2023 Offering were approximately $3.0 million, and the August 2023 Offering closed on August 14, 2023.

The August 2023 Pre-Funded Warrants have an exercise price equal to $0.0001, are immediately exercisable and are subject to customary anti-dilution adjustments for stock splits or dividends or other similar transactions. The exercise price of the August 2023 Pre-Funded Warrants will not be subject to adjustment as a result of subsequent equity issuances at effective prices lower than the then-current exercise price. The August 2023 Pre-Funded Warrants are exercisable until they are exercised in full. The August 2023 Pre-Funded Warrants are subject to a provision prohibiting the exercise of such August 2023 Pre-Funded Warrants to the extent that, after giving effect to such exercise, the holder of such August 2023 Pre-Funded Warrants (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 9.99% of the Company’s outstanding common stock (which may be increased or decreased, with 61 days prior written notice by the holder). Although the August 2023 Pre-Funded Warrants have a tender offer provision, the August 2023 Pre-Funded Warrants were determined to be equity-classified because they met the limited exception in the case of a change-in-control. Because the August 2023 Pre-Funded Warrants are equity-classified, the placement agent fees and offering expenses will be accounted for as a reduction of additional paid in capital.

The August 2023 Common Warrants have an exercise price equal to $0.65 per share, are immediately exercisable upon the closing of the August 2023 Offering and are subject to customary anti-dilution adjustments for stock splits or dividends or other similar transactions. The exercise price of the August 2023 Common Warrants will not be subject to adjustment as a result of subsequent equity issuances at effective prices lower than the then-current exercise price. The August 2023 Common Warrants are exercisable for 5 years following the initial exercise date of August 14, 2023. The August 2023 Common Warrants are subject to a provision prohibiting the exercise of such August 2023 Common Warrants to the extent that, after giving effect to such exercise, the holder of such August 2023 Common Warrants (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 4.99% of the Company’s outstanding common stock (which may be increased or decreased, with 61 days prior written notice by the holder). Although the August 2023 Common Warrants have a tender offer provision, the August 2023 Common Warrants were determined to be equity-classified because they met the limited exception in the case of a change-in-control. Because the August 2023 Common Warrants are equity-classified, the placement agent fees and offering expenses will be accounted for as a reduction of additional paid in capital.

As of September 30, 2023, 663,460 of the August 2023 Pre-Funded Warrants have been exercised for a value of $66, and there are 3,285,000 unexercised August 2023 Pre-Funded Warrants remaining as of the end of the third quarter of 2023. No August 2023 Common Warrants have been exercised as of September 30, 2023.

On October 23, 2023, 737,000 of the August 2023 Pre-Funded Warrants were exercised for a value of $74; and there are 2,548,000 outstanding unexercised August 2023 Pre-Funded Warrants as of the date of this filing.

Second Amendment to Common Warrant Agreements for the July 2022, December 2022 and April 2023 Offerings

On August 9, 2023, the Company entered into an amendment to the common warrant agreements for the July 2022, December 2022 and April 2023 Offerings, whereby common warrants to purchase up to 306,604, 2,571,429 and 1,570,680 shares, respectively (all with previous exercise prices of $1.78 per share), were amended to have an exercise price of $0.83 per share. The Company accounted for the amendment as a warrant modification, whereby the effect of the modification is measured as the difference in its relative fair value immediately before the modification and after the modification; and any increase to the relative fair value is recognized as an equity issuance cost.

To assess for the change in relative fair value, the Company performed a Black Scholes Option Model calculation to quantify the fair value of the common warrants under their original terms as of the modification date using the following assumptions for the July 2022, December 2022 and April 2023 common warrants: a share price of $0.84, an exercise price of $1.78, an expected term of 5.18 years, volatility of 100%, a dividend rate of 0% and a discount rate of 4.12. The Company then performed a Black Scholes Option Model calculation to quantify the fair value of the common warrants with their new modified terms as of the modification date using the following assumptions for the July 2022, December 2022 and April 2023 common warrants: a share price of $0.84, an exercise price of $0.83, an expected term of 5.18 years, volatility of 100%, a dividend rate of 0% and a discount rate of 4.12. The aggregate difference of approximately $1.4 million between the two calculated amounts was recorded as an equity issuance cost within equity during the period to account for the change in relative fair value.

Common Stock Issued for Services during 2023

During the three months ended September 30, 2023, the Company issued 90,485 of immediately vested shares of the Company’s common stock as compensation to directors with an aggregate issuance date fair value of $60,624, which was charged immediately to the consolidated statement of operations for the period. The shares were issued under, and subject to, the OIP.

Restricted Stock Shares

During the nine months ended September 30, 2023, the Company did not issue any additional restricted shares of the Company’s common stock, or Restricted Stock Shares, as compensation to consultants. Per the two-year consulting agreement which evidences the issuance of 600 restricted shares issued during 2022, the Restricted Stock Shares were issued at the beginning of the contract term and annually and vest monthly over a period of 24 months. The Company recognized stock-based compensation expense related to the amortization of the Restricted Stock Shares of $3,645 and $15,390 for the three and nine months ended September 30, 2023. The Company recognized stock-based compensation expense related to the amortization of the Restricted Stock Shares of $6,075 and $20,250 for the three and nine months ended September 30, 2022.

Below is a table summarizing the Restricted Stock Shares granted and outstanding as of and for the quarter ended September 30, 2023:

	Unvested Restricted	Weighted Average Grant Date
	Stock	FV Price
Unvested as of January 1, 2023	275	$81.00
Granted	-	-
Vested	(190)	81.00
Forfeited	(55)	-
Unvested as of September 30, 2023	30	81.00
Total unrecognized expense remaining	$2,430
Weighted-average years expected to be recognized over	0.25	-

Stock Options

A summary of the option activity during the nine months ended September 30, 2023 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining
	Number of	Exercise	Term	Intrinsic
	Options	Price	(Years)	Value
Outstanding, January 1, 2023	162,956	$84.63	8.6	-
Granted	269,776	0.67	9.9	-
Exercised	-	-	-	-
Forfeited/Expired	(15,000)	-	-	-
Outstanding, September 30, 2023	417,732	$30.61	9.2	$-

Exercisable, September 30, 2023	177,987	$55.52	8.5	$-

A summary of outstanding and exercisable stock options as of September 30, 2023 is presented below:

Stock Options Outstanding		Stock Options Exercisable
		Weighted
		Average
Exercise	Number of	Remaining	Number of
Price	Shares	Life in Years	Shares
$49.80	2,500	7.2	2,500
$88.60	79,000	7.4	70,222
$151.20	21,800	7.8	11,808
$79.00	18,750	8.2	17,240
$27.20	25,906	8.6	12,691
$0.67	269,776	9.9	63,526
	417,732	8.5	177,987

The Company recognized stock-based compensation expense of $644,618 and $1,753,349 for the three and nine months ended September 30, 2023, respectively. For the three months ended September 30, 2023, $60,624 was related to the issuance of shares to directors for services rendered and $583,994 related to the amortization of stock options and restricted stock shares, and for the nine months ended September 30, 2023, $60,624 was related to the issuance of shares to directors for services provided and $1,692,725 related to the amortization of stock options and restricted stock shares. Expense of $563,361 and $1,504,768 is included within general and administrative expenses on the condensed consolidated statements of operations for the three- and nine-month periods, respectively, and expense of $81,257 and $248,581 is included within research and development expenses on the condensed consolidated statements of operations for the three- and nine-month periods, respectively. The Company recognized stock-based compensation expense of $672,083 and $2,273,947 for the three and nine months ended September 30, 2022, respectively, related to the issuance of shares to consultants and directors for services rendered, as well as for the amortization of stock options and restricted stock shares. Expense of $584,237 and $1,959,919 is included within general and administrative expenses on the condensed consolidated statements of operations for the three- and nine-month periods, respectively, and expense of $87,846 and $314,028 is included within research and development expenses on the condensed consolidated statements of operations for the three- and nine-month periods, respectively.

As of September 30, 2023, there was $1,993,409 of unrecognized stock-based compensation expense related to stock options that will be recognized over the weighted average remaining vesting period of 1.48 years, as well as $2,430 of unrecognized expense related to Restricted Stock Shares that will be recognized over the weighted average remaining vesting period of 0.25 years.

Warrants

A summary of the warrant activity (including both liability and equity classified instruments) during the quarter ended September 30, 2023 is presented below:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life in Years	Intrinsic Value

Outstanding, January 1, 2023	3,435,728	$30.92	5.1	$-
Issued	11,305,205	0.48	5.0	-
Exercised	(1,834,140)	0.0001	-	-
Cancelled	-	-	-	-
Expired	-	-	-	-
Outstanding, September 30, 2023	12,906,793	$8.43	3.4	$-

Exercisable, September 30, 2023	12,906,793	$8.43	3.4	-

A summary of outstanding and exercisable warrants as of September 30, 2023 is presented below:

Warrants Outstanding		Warrants Exercisable
		Weighted
		Average
Exercise	Number of	Remaining	Number of
Price	Shares	Life in Years	Shares
$100.00	128,200	2.4	128,200
$105.60	3,183	1.6	3,183
$141.40	1,250	0.8	1,250
$150.00	125,000	2.9	125,000
$230.00	300,062	2.1	300,062
$0.83	4,448,713	5.0	4,448,713
$0.65	4,615,385	5.0	4,615,385
$0.0001	3,285,000	-	3,285,000
	12,906,793	4.9	12,906,793

NOTE 10 - RELATED PARTIES

Accrued Expenses - Related Parties

Accrued expenses - related parties was $328,303 as of September 30, 2023 and consists of accrued consulting fees for services provided by certain directors and consultants, as well as deferred compensation for certain executives. Accrued expenses - related parties was $188,159 as of December 31, 2022 and consists of interest accrued on loans and convertible notes due to certain officers and directors of the Company, as well as deferred compensation for certain executives.

Research and Development Expenses - Related Parties

Research and Development Expenses – Related Parties of $132,881 and $53,347 during the three months ended September 30, 2023 and 2022, respectively, and $481,027 and $158,401 during the nine months ended September 30, 2023 and 2022, respectively, are related to consulting and professional fees paid to current or former officers, directors or greater than 5% stockholders, or affiliates thereof.

General and Administrative Expenses - Related Parties

General and Administrative Expenses – Related Parties of $0 and $0 during the three months ended September 30, 2023 and 2022, respectively, and $0 and $5,261 during the nine months ended September 30, 2023 and 2022, respectively, are related to professional fees paid to current or former officers, directors or greater than 5% stockholders, or affiliates thereof.

Interest (Expense) Income - Related Parties

During the three and nine months ended September 30, 2023, the Company recorded no interest (expense) income – related parties.

During the three and nine months ended September 30, 2022, the Company recorded ($1,536) and $1,495, respectively, of interest (expense) income - related parties related to loans from greater than 5% stockholders or affiliates of the Company.

NOTE 11 - SUBSEQUENT EVENTS

In accordance with Accounting Standards Codification (“ASC”) 855 – Subsequent Events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before condensed financial statements are issued, the Company has evaluated all events and transactions that occurred after September 30, 2023, through the date the condensed financial statements were available for issuance. There are no subsequent events identified that would require disclosure in the condensed consolidated financial statements.

ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q (“Report”), including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contains forward-looking statements, within the federal securities laws, including the Private Securities Litigation Reform Act of 1995, regarding future events and the future results of the Company that are based on current expectations, estimates, forecasts, and projections about the industry in which the Company operates and the beliefs and assumptions of the management of the Company. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed elsewhere in this Report, including under “Risk Factors”, and in other reports the Company files with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 31, 2023 (under the heading “Risk Factors” and in other parts of that report), and include, but are not limited to, statements about:

●	The need for additional funding, our ability to raise funding in the future, the terms of such funding, and dilution caused thereby;

●	expectations for the clinical and preclinical development, manufacturing, regulatory approval, and commercialization of our product candidates;

●	the uncertainties associated with the clinical development and regulatory approval of the Company’s drug candidates, including potential delays in the enrollment and completion of clinical trials, issues raised by the U.S. Food and Drug Administration (FDA), the European Medicines Agency (EMA) and the U.K. Medicines and Healthcare products Regulatory Agency (MHRA);

●	regulatory developments in the United States and foreign countries;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	current negative operating cash flows and our potential ability to obtain additional financing to advance our business and the terms of any further financing, which may be highly dilutive and may include onerous terms;

●	the continued impact of the COVID-19 pandemic on our business operations and our research and development initiatives;

●	the accuracy of our estimates regarding expenses, future revenues and capital requirements;

●	the Company’s reliance on third parties to conduct its clinical trials, enroll patients, and manufacture its preclinical and clinical drug supplies;
●

the ability to come to mutually agreeable terms with such third parties and partners, and the terms of such agreements, the terms of the Company’s current licensing agreement, and the termination rights associated therewith;

●	estimates of patient populations for the Company’s planned products;
●	unexpected adverse side effects or inadequate therapeutic efficacy of drug candidates that could limit approval and/or commercialization, or that could result in recalls or product liability claims;
●	the Company’s ability to fully comply with numerous federal, state and local laws and regulatory requirements, as well as rules and regulations outside the United States, that apply to its product development activities;

●	challenges and uncertainties inherent in product research and development, including the uncertainty of clinical success and of obtaining regulatory approvals; uncertainty of commercial success;

●	the ability of the Company to execute its plans to develop and market new drug products and the timing and costs of these development programs;

●	high inflation, high interest rates and economic downturns, including potential recessions, as well as macroeconomic, geopolitical, health and industry trends, pandemics, acts of war (including the ongoing Ukraine/Russian conflict, and Israel/Hamas conflict) and other large-scale crises;

●	estimates of the sufficiency of our existing capital resources combined with future anticipated cash flows to finance our operating requirements;

●	our ability to maintain our listing on the Nasdaq Capital Market, including our current non-compliance with Nasdaq’s continued listing rules; and

●	other risks and uncertainties, including those described under “Risk Factors”, below.

All forward-looking statements speak only as of the date of the filing of this Report. The reader should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this Report are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this Report and our Annual Report on Form 10-K for the year ended December 31, 2022. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

General Information

The following discussion is based upon our unaudited Condensed Consolidated Financial Statements included elsewhere in this Report, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingencies. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Report, and in other reports we file with the SEC, and in our most recent Annual Report on Form 10-K. All references to years relate to the calendar year ended December 31st of the particular year.

This information should be read in conjunction with the interim unaudited condensed consolidated financial statements and the notes thereto included in this Quarterly Report on Form 10-Q, and the audited financial statements and notes thereto and “Part II. Other Information – Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations”, contained in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on March 31, 2023 (the “Annual Report”).

Certain capitalized terms used below and otherwise defined below, have the meanings given to such terms in the footnotes to our unaudited condensed consolidated financial statements included above under “Part I – Financial Information” – “Item 1. Financial Statements”.

Please see the section entitled “Glossary” beginning on page ii of our Annual Report for a list of abbreviations and definitions commonly used in the pharmaceutical and biotechnology industry which are used throughout this Report.

Our logo and some of our trademarks and tradenames are used in this Report. This Report also includes trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this Report may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The market data and certain other statistical information used throughout this Report are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information and have not commissioned any such information. We are responsible for all of the disclosures contained in this Report, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this Report, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed in the section entitled “Item 1A. Risk Factors” of this Report. These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein, as well as the data of competitors as they relate to the Company, is also based on our good faith estimates.

See also “Cautionary Statement Regarding Forward-Looking Statements”, above, which includes information on forward-looking statements used herein and other matters which are applicable to this Report, including, but not limited to this “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Unless the context requires otherwise, references to the “Company,” “we,” “us,” “our,” “180 Life”, “180LS” and “180 Life Sciences Corp.” refer specifically to 180 Life Sciences Corp. and its consolidated subsidiaries. References to “KBL” refer to the Company prior to the November 6, 2020 Business Combination.

In addition, unless the context otherwise requires and for the purposes of this Report only:

“CAD” refers to Canadian dollars;

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

“£” or “GBP” refers to British pounds sterling;

“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and

“Securities Act” refers to the Securities Act of 1933, as amended.

Additional Information

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and are available for download, free of charge, soon after such reports are filed with or furnished to the SEC, on the “Investors”—“SEC Filings”—“All SEC Filings” page of our website at www.180lifesciences.com. Copies of documents filed by us with the SEC are also available from us without charge, upon oral or written request to our Secretary, who can be contacted at the address and telephone number set forth on the cover page of this Report. Our website address is www.180lifesciences.com/. The information on, or that may be accessed through, our website is not incorporated by reference into this Report and should not be considered a part of this Report.

Going Concern and Management Liquidity Plans

As of September 30, 2023, we had an accumulated deficit of $126,116,552 and a working capital deficit of $1,435,947, and for the three and nine months ended September 30, 2023, net losses of $10,265,760 and $18,708,007, respectively, and for the nine months ended September 30, 2023, cash used in operating activities of $8,762,209. The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. As we are not generating revenues, we need to raise a significant amount of capital in order to pay our debts and cover our operating costs. While the Company raised money in August 2021, July 2022, December 2022, April 2023 and August 2023 (see Note 2 – Going Concern and Management’s Plans, Note 9 – Stockholders’ Equity, under “Part I – Item 1. Financial Statements” in the Notes to Condensed Consolidated Financial Statements, under April 2023 Offering and August 2023 Offering), we expect to require additional funding in the future and there is no assurance that we will be able to raise additional needed capital or that such capital will be available under favorable terms. In the event that we do raise capital in the future, we anticipate it being from the sale of equity which may cause dilution to existing stockholders.

We are subject to all the substantial risks inherent in the development of a new business enterprise within an extremely competitive industry. Due to the absence of a long-standing operating history and the emerging nature of the markets in which we compete, we anticipate operating losses until we can successfully implement our business strategy, which includes all associated revenue streams. We may never achieve profitable operations or generate significant revenues.

We currently have a minimum monthly cash requirement of approximately $650,000, which is required to support the Company’s operations. We believe that in the aggregate, we will require significant additional capital funding to support and expand the research and development and marketing of our products, fund future clinical trials, repay debt obligations, provide capital expenditures for additional equipment and development costs, payment obligations, office space and systems for managing the business, and cover other operating costs until our planned revenue streams from products are fully-implemented and begin to offset our operating costs, if ever.

Since our inception, we have funded our operations with the proceeds from equity and debt financing. We have experienced liquidity issues due to, among other reasons, our limited ability to raise adequate capital on acceptable terms. We have historically relied upon the issuance of equity and promissory notes that are convertible into shares of our common stock to fund our operations and have devoted significant efforts to reduce that exposure. We anticipate that we will need to issue equity to fund our operations and repay our outstanding debt for the foreseeable future. If we are unable to achieve operational profitability or we are not successful in securing other forms of financing, we will have to evaluate alternative actions to reduce our operating expenses and conserve cash.

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the condensed consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The condensed consolidated financial statements included in this report also include a going concern footnote.

Additionally, wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock, preferred stock or warrants to purchase shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, but subject to Nasdaq rules and regulations (which generally require shareholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock, subject to certain exceptions), to issue all or part of the authorized but unissued shares of common stock, preferred stock or warrants to purchase such shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market in the future. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of us, because the shares may be issued to parties or entities committed to supporting existing management.

Organization of MD&A

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations (the “MD&A”) is provided in addition to the accompanying condensed consolidated financial statements and notes to assist readers in understanding our results of operations, financial condition, and cash flows. MD&A is organized as follows:

●	Business Overview and Recent Events. A summary of the Company’s business and certain material recent events.

●	Significant Financial Statement Components. A summary of the Company’s significant financial statement components.

●	Results of Operations. An analysis of our financial results comparing the three and nine months ended September 30, 2023 and 2022.

●	Liquidity and Capital Resources. An analysis of changes in our balance sheets and cash flows and discussion of our financial condition.

●	Critical Accounting Policies and Estimates. Accounting estimates that we believe are important to understanding the assumptions and judgments incorporated in our reported financial results and forecasts.

Business Overview and Recent Events

This MD&A and the related financial statements for the three and nine months ended September 30, 2023 primarily covers the operations of 180, which is a clinical stage biotechnology company headquartered in Palo Alto, California, focused on the development of therapeutics for unmet medical needs in chronic pain, inflammation, fibrosis and other inflammatory diseases, where anti-TNF therapy will provide a clear benefit to patients, by employing innovative research, and, where appropriate, combination therapy. We have three product development platforms:

●	fibrosis and anti-tumor necrosis factor (“TNF”);

●	drugs which are derivatives of cannabidiol (“CBD”); and

●	alpha 7 nicotinic acetylcholine receptor (“α7nAChR”).

We have several future product candidates in development, including one product candidate which previously completed a successful Phase 2b clinical trial in the United Kingdom for the early treatment of Dupuytren’s Contracture, a condition that affects the development of fibrous connective tissue in the palm of the hand. 180 was founded by several world-leading scientists in the biotechnology and pharmaceutical sectors.

On August 17, 2023, the Company met with the UK Medicines and Healthcare products Regulatory Agency (“MHRA”) regarding a proposed marketing authorization application to be submitted by the Company. Prior to the MHRA meeting, the Company’s strategy was to pursue a Conditional Marketing Authorization Application in the UK while the Company was conducting a Phase 3 trial for Dupuytren’s disease, which was expected to allow the Company to commercialize its therapy. Following the August 2023 meeting, the Company received correspondence from the MHRA that a substantially completed Phase 3 trial would be required before a marketing authorization is potentially granted, adding significant time to the approval and commercialization process.

We intend to invest resources to successfully complete the clinical programs that are underway, discover new drug candidates, and develop new molecules to build up on our existing pipeline to address unmet clinical needs. The product candidates are designed via a platform comprised of defined unit operations and technologies. This work is performed in a research and development environment that evaluates and assesses variability in each step of the process in order to define the most reliable production conditions.

We may rely on third-party contract manufacturing organizations (“CMOs”) and other third parties for the manufacturing and processing of the product candidates in the future. We believe the use of contract manufacturing and testing for the first clinical product candidates is cost-effective and has allowed us to rapidly prepare for clinical trials in accordance with our development plans. We expect that third-party manufacturers will be capable of providing and processing sufficient quantities of these product candidates to meet anticipated clinical trial demands.

Nasdaq Bid Price Deficiency Notice

On September 7, 2023, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with the $1.00 Minimum Bid Price requirement set forth in NASDAQ Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market (the “Bid Price Requirement”).

The letter indicated that the Company will be provided 180 calendar days (or until March 5, 2024) in which to regain compliance. If at any time during this 180-calendar day period the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of ten consecutive business days, Nasdaq will provide the Company with a written confirmation of compliance and the matter will be closed.

Alternatively, if the Company fails to regain compliance with Rule 5550(a)(2) prior to the expiration of the initial 180 calendar day period, the Company may be eligible for an additional 180 calendar day compliance period, provided (i) it meets the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market (except for the Bid Price Requirement) and (ii) it provides written notice to Nasdaq of its intention to cure this deficiency during the second compliance period by effecting a reverse stock split, if necessary. In the event the Company does not regain compliance with Rule 5550(a)(2) prior to the expiration of the initial 180 calendar day period, and if it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company is not otherwise eligible, the Staff will provide the Company with written notification that its securities are subject to delisting from The Nasdaq Capital Market. At that time, the Company may appeal the delisting determination to a Hearings Panel.

The Company intends to consider all options to regain compliance with all Nasdaq continued listing requirements.

The Company’s receipt of the letter from Nasdaq did not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission.

Nasdaq Shareholder Approval Violation Notice

On October 11, 2023, the Company received a letter from Nasdaq that the Company failed to comply with Nasdaq’s shareholder approval requirements set forth in Listing Rule 5635(d), which requires prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the Minimum Price (as defined in Nasdaq’s rules).

The letter indicated that the Nasdaq staff has determined that the August 2023 financing completed by the Company was not a public offering for the purposes of Nasdaq’s shareholder approval rules due to the type of offering and a single investor purchasing 98% of the offering.

The letter also indicated that the Company has 45 calendar days to submit a plan to regain compliance and if the plan is accepted, the Company can be granted an extension of up to 180 calendar days from the date of the letter.

The Company intends to submit, within the requisite period, a plan to regain compliance under the Nasdaq Listing Rules. There can be no assurance that Nasdaq will accept the Company’s plan or that the Company will be able to regain compliance with the applicable listing requirements.

The Company’s receipt of the letters from Nasdaq did not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission.

Significant Financial Statement Components

Research and Development

To date, 180’s research and development expenses have related primarily to discovery efforts and preclinical and clinical development of its three product platforms: fibrosis and anti-TNF; drugs which are derivatives of CBD, and α7nAChR. Research and development expenses consist primarily of costs associated with those three product platforms, which include:

●	expenses incurred under agreements with 180’s collaboration partners and third-party contract organizations, investigative clinical trial sites that conduct research and development activities on its behalf, and consultants;

●	costs related to production of clinical materials, including fees paid to contract manufacturers;

●	laboratory and vendor expenses related to the execution of preclinical and clinical trials;

●	employee-related expenses, which include salaries, benefits and stock-based compensation; and

●	facilities and other expenses, which include expenses for rent and maintenance of facilities, depreciation and amortization expense and other supplies.

We expense all research and development costs in the periods in which they are incurred. We accrue for costs incurred as services are provided by monitoring the status of each project and the invoices received from our external service providers. We adjust our accrual as actual costs become known. When contingent milestone payments are owed to third parties under research and development arrangements or license agreements, the milestone payment obligations are expensed when the milestone results are achieved.

Research and development activities are central to our business model. Product candidates in later stages of clinical development generally have higher development costs than those in earlier stages of clinical development, primarily due to the increased size and duration of later-stage clinical trials. We expect that research and development expenses will increase over the next several years as clinical programs progress and as we seek to initiate clinical trials of additional product candidates. It is also expected that increased research and development expenses will be incurred as additional product candidates are selectively identified and developed. However, it is difficult to determine with certainty the duration and completion costs of current or future preclinical programs and clinical trials of product candidates.

The duration, costs and timing of clinical trials and development of product candidates will depend on a variety of factors that include, but are not limited to, the following:

●	per patient trial costs;

●	the number of patients that participate in the trials;

●	the number of sites included in the trials;

●	the countries in which the trials are conducted;

●	the terms of our license agreements, including the rights of the licensors to terminate such license agreements in certain cases;

●	the length of time required to enroll eligible patients;

●	the number of doses that patients receive;

●	the drop-out or discontinuation rates of patients;

●	potential additional safety monitoring or other studies requested by regulatory agencies;

●	the impact of COVID-19 on our trials;

●	the duration of patient follow-up; and

●	the efficacy and safety profile of the product candidates.

In addition, the probability of success for each product candidate will depend on numerous factors, including competition, manufacturing capability and commercial viability. We will determine which programs to pursue and fund in response to the scientific and clinical success of each product candidate, as well as an assessment of each product candidate’s commercial potential.

Because the product candidates are still in clinical and preclinical development and the outcome of these efforts is uncertain, we cannot estimate the actual amounts necessary to successfully complete the development and commercialization of product candidates or whether, or when, we may achieve profitability. Due to the early-stage nature of these programs, we do not track costs on a project-by-project basis. As these programs become more advanced, we intend to track the external and internal cost of each program.

General and Administrative

General and administrative expenses consist primarily of salaries and other staff-related costs, including stock-based compensation for shares of common stock issued and options granted to founders, directors and personnel in executive, commercial, finance, accounting, legal, investor relations, facilities, business development and human resources functions and include vesting conditions.

Other significant general and administrative costs include costs relating to facilities and overhead costs, legal fees relating to corporate and patent matters, litigation, SEC filings, insurance, investor relations costs, fees for accounting and consulting services, indemnification expenses and other general and administrative costs. General and administrative costs are expensed as incurred, and we accrue amounts for services provided by third parties related to the above expenses by monitoring the status of services provided and receiving estimates from our service providers and adjusting our accruals as actual costs become known.

It is expected that the general and administrative expenses will increase over the next several years to support our continued research and development activities, manufacturing activities, potential commercialization of our product candidates and the increased costs of operating as a public company. These increases are anticipated to include increased costs related to the hiring of additional personnel, developing commercial infrastructure, fees to outside consultants, lawyers and accountants, and increased costs associated with being a public company, as well as expenses related to services associated with maintaining compliance with Nasdaq listing rules and SEC requirements, insurance and investor relations costs.

Interest Expense

Interest expense consists primarily of interest expense related to debt instruments.

Change in Fair Value of Derivative Liabilities

Change in fair value of derivative liabilities represents the non-cash change in fair value of derivative liabilities during the reporting period. Gains resulting from change in fair value of derivative liabilities during the three and nine months ended September 30, 2023, were driven by decreases in stock price during the periods, resulting in a lower fair value of the underlying liability.

CONSOLIDATED RESULTS OF OPERATIONS

For the Three Months Ended September 30, 2023 Compared to the Three Months Ended September 30, 2022

	For the Three Months Ended
	September 30,
	2023	2022
Operating Expenses:
Research and development	$972,113	$583,177
Research and development - related parties	132,881	53,347
General and administrative	2,433,193	3,418,628
Total Operating Expenses	3,538,187	4,055,152
Loss From Operations	(3,538,187)	(4,055,152)

Other (Expense) Income:
Interest expense	(11,634)	(7,348)
Interest expense - related parties	-	(1,536)
Loss on goodwill impairment	-	(18,872,850)
Loss on IP R&D asset Impairment	(9,063,000)	-
Change in fair value of derivative liabilities	2,036	1,449,908
Total Other Expense, Net	(9,072,598)	(17,431,826)
Loss Before Income Taxes	(12,610,785)	(21,486,978)
Income tax benefit	2,345,025	-
Net Loss	$(10,265,760)	$(21,486,978)

Research and Development

We incurred research and development expenses of $972,113 for the three months ended September 30, 2023, compared to $583,177 for the three months ended September 30, 2022, representing an increase of $388,936 or 67%. The change is attributable to a decrease to the R&D Tax credit, which increased expenses in the current period by approximately $120,000 as compared to the prior period, as well as an increase of approximately $310,000 in expenses incurred by Oxford University for the HMGB1 program and approximately $80,000 in expenses incurred by the Oxford University Studentship Program; which expenses were offset by decreases in (i) expenses incurred by Oxford University for the CBRX program of $70,000 and (ii) expenses related to the Stanford License Agreement of $50,000.

Research and Development – Related Parties

We incurred research and development expenses – related parties of $132,881 for the three months ended September 30, 2023, compared to $53,347 for the three months ended September 30, 2022, representing an increase of $79,534, or 149%. The change is attributable to a decrease in the R&D Tax credit, which increased expenses in the current period by approximately $40,000 as compared to the prior period, as well as an increase to consulting expenses of approximately $40,000 for the period.

General and Administrative

We incurred general and administrative expenses of $2,433,193 and $3,418,628 for the three months ended September 30, 2023 and 2022, respectively, representing a decrease of $985,435 or 29%. The change resulted from decreases in legal expenses, insurance expense, stock-based compensation expense and salaries expense of approximately $430,000, $240,000, $170,000 and $170,000, respectively.

Other Expenses, Net

We incurred other expenses, net of $9,072,598 and $17,431,826 during the three months ended September 30, 2023 and 2022, respectively, representing a decrease of $8,359,228 or 48%. The change is primarily attributable to the following: i) an impairment to IP R&D assets in the current year of approximately $9.1 million (see Note 3 - IP R&D under “Part I – Item 1. Financial Statements” in the Notes to Condensed Consolidated Financial Statements), ii) an impairment to goodwill of approximately $18.9 million in the third quarter of the prior year that was absent from the same period in the current year, offset by iii) a decrease in the change in the fair value of derivative liabilities from the prior year of approximately $1.4 million.

For the Nine Months Ended September 30, 2023 Compared to the Nine Months Ended September 30, 2022

	For the Nine Months Ended
	September 30,
	2023	2022
Operating Expenses:
Research and development	$2,339,863	$1,688,474
Research and development - related parties	481,027	158,401
General and administrative	9,204,122	10,405,933
General and administrative - related parties	-	5,261
Total Operating Expenses	12,025,012	12,258,069
Loss From Operations	(12,025,012)	(12,258,069)

Other (Expense) Income:
Interest expense	(34,796)	(22,117)
Interest income - related parties	-	1,495
Loss on goodwill impairment	-	(18,872,850)
Loss on IP R&D asset impairment	(9,063,000)	-
Change in fair value of derivative liabilities	69,776	14,167,560
Total Other Expense, Net	(9,028,020)	(4,275,912)
Loss Before Income Taxes	(21,053,032)	(16,983,981)
Income tax benefit	2,345,025	-
Net Loss	$(18,708,007)	$(16,983,981)

Research and Development

We incurred research and development expenses of $2,339,863 for the nine months ended September 30, 2023, compared to $1,688,474 for the nine months ended September 30, 2022, representing an increase of $651,389 or 39%. The change is attributable to a decrease to the R&D Tax credit, which increased research and development expenses in the current period by approximately $410,000, as well as expense in the current fiscal year instead of a credit of approximately $170,000; additionally, there were also increases of approximately $680,000 in expenses incurred by Oxford University. These increases were offset by i) reductions in salaries and bonuses of approximately $300,000 due to reductions/terminations, ii) decreases in expenses incurred by Oxford University for the CBRX program of approximately $220,000 and iii) decreases in fees paid to the Scientific Advisory Board of approximately $100,000.

Research and Development – Related Parties

We incurred research and development expenses – related parties of $481,027 for the nine months ended September 30, 2023, compared to $158,401 for the nine months ended September 30, 2022, representing an increase of $322,626, or 204%. The change is attributable to an increase to the R&D Tax credit of approximately $240,000, as well as an increase of approximately $130,000 in consulting fees. These increases were offset by a reduction in stock-based compensation of approximately $60,000.

General and Administrative

We incurred general and administrative expenses of $9,204,122 and $10,405,933 for the nine months ended September 30, 2023 and 2022, respectively, representing a decrease of $1,201,811 or 12%. The change resulted from reductions in legal expenses, insurance expense and stock-based compensation expense of approximately $700,000, $400,000 and $400,000, respectively, offset by an increase in executive management compensation of approximately $160,000.

Other Expenses, Net

We incurred other expenses, net of $9,028,020 and $4,725,912 during the nine months ended September 30, 2023 and 2022, respectively, representing an increase in other expenses of approximately $4,302,108 or 91%. The change is primarily attributable to the following: i) an impairment to IP R&D assets in the current year of approximately $9.1 million (see Note 3 - IP R&D under “Part I – Item 1. Financial Statements” in the Notes to Condensed Consolidated Financial Statements), and ii) an impairment to goodwill of approximately $18.9 million in the third quarter of the prior year that was absent from the same period in the current year, offset by iii) a decrease in the change in the fair value of derivative liabilities from the prior year of approximately $14.1 million (see Note 3 – Summary of Significant Accounting Policies, In-Process Research and Development (“IP R&D”), under “Part I – Item 1. Financial Statements” in the Notes to Condensed Consolidated Financial Statements.

Liquidity and Capital Resources

As of September 30, 2023 and December 31, 2022, we had cash balances of $2,662,520 and $6,970,110, respectively, and working capital (deficit) of ($1,435,947) and $3,270,608, respectively, largely due to a decrease in cash.

For the nine months ended September 30, 2023 and 2022, cash used in operating activities was $8,762,209 and $9,200,830, respectively. Our cash used in operations for the nine months ended September 30, 2023 was primarily attributable to our net loss of $18,708,007, adjusted for non-cash expenses in the aggregate amount of $8,484,563 as well as $1,461,235 of net cash provided by changes in the levels of operating assets and liabilities. A significant portion of the non-cash expenses during the period relates to approximately $9.1 million of non-recurring expenses associated with the impairment of IP R&D assets (see Note 3 – IP R&D, under “Part I – Item 1. Financial Statements” in the Notes to Condensed Consolidated Financial Statements), as well as a decrease in the deferred tax benefit in the amount of $2.3 million. Our cash used in operations for the nine months ended September 30, 2022 was primarily attributable to our net loss of $16,983,981, adjusted for non-cash expenses in the aggregate amount of $7,050,633, as well as $732,518 of net cash provided by changes in the levels of operating assets and liabilities.

For the nine months ended September 30, 2023 and 2022, cash provided by financing activities was $4,439,526 and $4,477,924, respectively. Cash provided by financing activities during the nine months ended September 30, 2023 was due to net proceeds of $5,424,701 from the April 2023 Offering and August 2023 Offering, partially offset by the repayment of loans in the amount of $985,175. Cash used in financing activities during the nine months ended September 30, 2022, was due to net proceeds of $5,969,910 from the July 2022 Offering, partially offset by the repayment of loans in the amount of $1,491,986.

Our product candidates may never achieve commercialization and we anticipate that we will continue to incur losses for the foreseeable future. We expect that our research and development expenses, general and administrative expenses, and capital expenditures will continue to increase. As a result, until such time, if ever, as we are able to generate substantial product revenue, we expect to finance our cash needs through a combination of equity offerings, debt financing or other capital sources, including potentially collaborations, licenses and other similar arrangements, which may not be available on favorable terms, if at all. The sale of additional equity or debt securities, if accomplished, may result in dilution to our then stockholders. Our primary uses of capital are, and we expect will continue to be, compensation and related expenses, third-party clinical research and development services, license payments or milestone obligations that may arise, laboratory and related supplies, clinical costs, potential manufacturing costs, legal and other regulatory expenses and general overhead costs.

Our material cash requirements and time periods of such requirements from known contractual and other obligations include milestone and royalty payments related to license agreements with Oxford University and Yissum, payments related to D&O insurance, payments related to indemnification obligations of officers and directors and former officers and directors under our governing documents, payments to consultants and payments related to outside consulting firms, such as legal counsel, auditors, accountants, etc. These cash requirements, in the aggregate, are expected to amount to approximately $2,500,000 for the remainder of 2023 and $27,000,000 for years 2024 through 2027.

Further, our operating plans may change, and we may need additional funds to meet operational needs and capital requirements for clinical trials and other research and development activities. We currently have no credit facility or committed sources of capital. Because of the numerous risks and uncertainties associated with the development and commercialization of our product candidates, we are unable to estimate the amounts of increased capital outlays and operating expenditures associated with our current and anticipated product development programs.

We have not yet achieved profitability and expect to continue to incur cash outflows from operations. It is expected that our research and development and general and administrative expenses will continue to increase and, as a result, we will need to raise additional capital to fund our operations. If we are unable to obtain adequate funds on reasonable terms, we may be required to significantly curtail or discontinue operations or obtain funds by entering into financing agreements on unattractive terms. Our operating needs include the planned costs to operate our business, including amounts required to fund working capital and capital expenditures. As of September 30, 2023, the conditions outlined above indicated that there was a substantial doubt about our ability to continue as a going concern within one year after the financial statement issuance date. However, in August 2021, July 2022, December 2022, April 2023 and August 2023, the Company raised additional capital of approximately $13.9 million, $6.0 million, $5.5 million, $3.0 million and $3.0 million, respectively, and with current cash on hand of approximately $2.0 million as of November 8, 2023. The Company’s current financial resources are only expected to last through approximately January 2024.

Our condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the condensed consolidated financial statements do not necessarily purport to represent realizable or settlement values. The condensed consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Recent Financing Transactions

April 2023 Offering

On April 5, 2023, the Company entered into a Securities Purchase Agreement with certain purchasers, pursuant to which the Company agreed to sell an aggregate of 400,000 shares of common stock, pre-funded warrants to purchase up to an aggregate of 1,170,860 shares of common stock, and common stock warrants to purchase up to an aggregate of 1,570,680 shares of common stock, at a combined purchase price of $1.91 per share and warrant. Aggregate gross proceeds from the April 2023 Offering were approximately $3,000,000, and the April 2023 Offering closed on April 10, 2023.

The April 2023 Pre-Funded Warrants have an exercise price equal to $0.0001, are immediately exercisable and are subject to customary anti-dilution adjustments for stock splits or dividends or other similar transactions. The exercise price of the April 2023 Pre-Funded Warrants will not be subject to adjustment as a result of subsequent equity issuances at effective prices lower than the then-current exercise price. The April 2023 Pre-Funded Warrants are exercisable until they are exercised in full. The April 2023 Pre-Funded Warrants are subject to a provision prohibiting the exercise of such April 2023 Pre-Funded Warrants to the extent that, after giving effect to such exercise, the holder of such April 2023 Pre-Funded Warrants (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 9.99% of the Company’s outstanding common stock (which may be increased or decreased, with 61 days prior written notice by the holder). Although the April 2023 Pre-Funded Warrants have a tender offer provision, the April 2023 Pre-Funded Warrants were determined to be equity-classified because they met the limited exception in the case of a change-in-control. Because the April 2023 Pre-Funded Warrants are equity-classified, the placement agent fees and offering expenses will be accounted for as a reduction of additional paid in capital.

The April 2023 Common Warrants have an exercise price equal to $1.78 per share, were immediately exercisable upon the closing of the April 2023 Offering (“the Initial Exercise Date”) and are subject to customary anti-dilution adjustments for stock splits or dividends or other similar transactions. The exercise price of the April 2023 Common Warrants will not be subject to adjustment as a result of subsequent equity issuances at effective prices lower than the then-current exercise price. The April 2023 Common Warrants are exercisable for 5.5 years following the Initial Exercise Date. The April 2023 Common Warrants are subject to a provision prohibiting the exercise of such April 2023 Common Warrants to the extent that, after giving effect to such exercise, the holder of such April 2023 Common Warrants (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 4.99% of the Company’s outstanding common stock (which may be increased or decreased, with 61 days prior written notice by the holder). Although the April 2023 Common Warrants have a tender offer provision, the April 2023 Common Warrants were determined to be equity-classified because they met the limited exception in the case of a change-in-control. Because the April 2023 Common Warrants are equity-classified, the placement agent fees and offering expenses will be accounted for as a reduction of additional paid in capital.

To date, all of the 1,170,860 April 2023 Pre-Funded Warrants have been exercised and none of the 1,570,680 April 2023 Common Warrants have been exercised.

August 2023 Offering

On August 9, 2023, the Company entered into a Securities Purchase Agreement with an accredited investor, in addition to certain purchasers who relied on the Company’s registration statement filed with the SEC on July 25, 2023, which went effective on August 9, 2023, pursuant to which the Company agreed to sell an aggregate of 666,925 shares of common stock, pre-funded warrants to purchase up to an aggregate of 3,948,460 shares of common stock, and common stock warrants to purchase up to an aggregate of 4,615,385 shares of common stock at a combined purchase price of $0.65 per share and warrant (the “August 2023 Offering”). Aggregate gross proceeds from the August 2023 Offering were approximately $3.0 million, and the August 2023 Offering closed on August 14, 2023.

The August 2023 Pre-Funded Warrants have an exercise price equal to $0.0001, are immediately exercisable and are subject to customary anti-dilution adjustments for stock splits or dividends or other similar transactions. The exercise price of the August 2023 Pre-Funded Warrants will not be subject to adjustment as a result of subsequent equity issuances at effective prices lower than the then-current exercise price. The August 2023 Pre-Funded Warrants are exercisable until they are exercised in full. The August 2023 Pre-Funded Warrants are subject to a provision prohibiting the exercise of such August 2023 Pre-Funded Warrants to the extent that, after giving effect to such exercise, the holder of such August 2023 Pre-Funded Warrants (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 9.99% of the Company’s outstanding common stock (which may be increased or decreased, with 61 days prior written notice by the holder). Although the August 2023 Pre-Funded Warrants have a tender offer provision, the August 2023 Pre-Funded Warrants were determined to be equity-classified because they met the limited exception in the case of a change-in-control. Because the August 2023 Pre-Funded Warrants are equity-classified, the placement agent fees and offering expenses were accounted for as a reduction of additional paid in capital.

The August 2023 Common Warrants have an exercise price equal to $0.65 per share, are immediately exercisable upon the closing of the August 2023 Offering and are subject to customary anti-dilution adjustments for stock splits or dividends or other similar transactions. The exercise price of the August 2023 Common Warrants will not be subject to adjustment as a result of subsequent equity issuances at effective prices lower than the then-current exercise price. The August 2023 Common Warrants are exercisable for 5 years following the initial exercise date of August 14, 2023. The August 2023 Common Warrants are subject to a provision prohibiting the exercise of such August 2023 Common Warrants to the extent that, after giving effect to such exercise, the holder of such August 2023 Common Warrants (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 4.99% of the Company’s outstanding common stock (which may be increased or decreased, with 61 days prior written notice by the holder). Although the August 2023 Common Warrants have a tender offer provision, the August 2023 Common Warrants were determined to be equity-classified because they met the limited exception in the case of a change-in-control. Because the August 2023 Common Warrants are equity-classified, the placement agent fees and offering expenses were accounted for as a reduction of additional paid in capital.

As of September 30, 2023, 663,460 of the August 2023 Pre-Funded Warrants have been exercised for a value of $66, and there are 3,285,000 unexercised August 2023 Pre-Funded Warrants remaining to be exercised. No August 2023 Common Warrants have been exercised.

On October 23, 2023, 737,000 of the August 2023 Pre-Funded Warrants were exercised for a value of $74; there are 2,548,000 outstanding August 2023 Pre-Funded Warrants as of the date of this filing.

Critical Accounting Policies and Estimates

The Company’s condensed consolidated financial statements are prepared in accordance with accounting principles that are generally accepted in the United States. The preparation of these condensed consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of its assets, liabilities, revenue and expenses. The Company has identified certain policies and estimates as critical to its business operations and the understanding of its past or present results of operations related to intangible assets and in-process research and development. These policies and estimates are considered critical because they had a material impact, or they have the potential to have a material impact, on the Company’s condensed consolidated financial statements and because they require management to make significant judgments, assumptions or estimates. The Company believes that the estimates, judgments and assumptions made when accounting for the items described below were reasonable, based on information available at the time they were made. However, actual results may differ from those estimates, and these differences may be material.

In-Process Research and Development (“IPR&D”)

As of December 31, 2022, the carrying amount of the IP R&D assets on the balance sheet was $12,405,084 (which consists of carrying value of $1,462,084 and $10,943,000 related to the Company’s CBR Pharma subsidiary and its 180 LP subsidiary, respectively). Per the valuation obtained from a third party as of year-end, the fair market value of the Company’s IP R&D assets was determined to be $9,063,000 (which consists of fair market values of $0 and $9,063,000 related to the Company’s CBR Pharma subsidiary and 180 LP subsidiary, respectively). As of this measurement date, the carrying value of the CBR Pharma and 180 LP subsidiaries’ assets exceeded their fair market values by $1,462,084 and $1,880,000, respectively. As such, management determined that the consolidated IP R&D assets were impaired by $3,342,084, and in order to recognize the impairment, the Company recorded a loss for this amount during the fourth quarter of 2022, which appears as a loss on impairment of IP R&D assets on the income statement. This reduced the IP R&D asset balances of its CBR Pharma subsidiary and its 180 LP subsidiary to zero and $9,063,000, respectively, as of December 31, 2022; the total consolidated IP R&D asset balance is $9,063,000 after impairment.

As of September 30, 2023, the carrying amount of the IP R&D assets on the balance sheet was $9,063,000 (which consists of a balance related to the Company’s 180 LP subsidiary); the Company typically assesses asset impairment on an annual basis unless a triggering event or other facts or circumstances indicate that an evaluation should be performed at an earlier date. At the end of the current period, the Company assessed general economic conditions, industry and market considerations, the Company’s financial performance and all relevant legal, regulatory, and political factors that might indicate the possibility of impairment and concluded that, when these factors were collectively evaluated, it is likely that the asset is impaired. The Company recorded a loss in the amount of $9,063,000, which appears as a loss on impairment to IP R&D assets on the income statement for the three and nine months ended September 30, 2023.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

Pursuant to Item 305(e) of Regulation S-K (§ 229.305(e)), the Company is not required to provide the information required by this Item as it is a “smaller reporting company,” as defined by Rule 229.10(f)(1).

Item 4. Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

We have established and maintain a system of disclosure controls and procedures that are designed to provide reasonable assurance that information required to be disclosed in our reports filed with the SEC pursuant to the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Commission and that such information is accumulated and communicated to our management, including our Chief Executive Officer (CEO) (principal executive officer) and Chief Financial Officer (CFO) (principal accounting/financial officer), as appropriate, to allow timely decisions regarding required disclosures.

The Company’s management evaluated, with the participation of our principal executive officer and principal financial and accounting officer, the effectiveness of our disclosure controls and procedures as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act, as of the end of the period covered by this Report.

In designing and evaluating our disclosure controls and procedures, management recognizes that any disclosure controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. In addition, the design of disclosure controls and procedures must reflect the fact that there are resource constraints and that management is required to apply its judgment in evaluating the benefits of possible controls and procedures relative to their costs.

Based on their evaluation, our principal executive officer and principal financial and accounting officer concluded that, as of September 30, 2023, our disclosure controls and procedures were not effective to provide assurance at a reasonable level that the information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial and accounting officer, as appropriate, to allow timely decisions regarding required disclosures as of September 30, 2023.

Management’s evaluation was based on the following material weaknesses in our internal control over financial reporting which existed as of December 31, 2022, and which continue to exist, as discussed in the Company’s Annual Report on Form 10-K:

●	Ineffective controls: The Company’s review and control procedures did not operate at the appropriate level of precision to detect an error in fair value of warrants related to a one-time reverse stock split and the fair value of IP R&D assets.

A material weakness is a control deficiency or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. As a company with limited accounting resources, a significant amount of management’s time and attention has been and will be diverted from our business to ensure compliance with these regulatory requirements.

Our management plans to establish procedures to monitor and evaluate the effectiveness of our internal controls over financial reporting on an ongoing basis and is committed to taking further action and implementing necessary enhancements or improvements. Management expects to complete its assessment of the design and operating effectiveness of its internal controls over financial reporting during the second half of 2023. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Remediation Plan

Management continues to take steps to develop and enhance its internal controls over financial reporting, and has implemented the following controls to remediate the material weakness which existed as of December 31, 2022 (as noted in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022) beginning in Q1 of 2023, including:

●	Implement an analysis of fluctuations and variances on a quarterly basis for the Income Statement which would detect material movements in account balances from both a dollar amount and percentage change perspective and research any differences over a defined threshold.

●	Implement an additional layer of review over the SEC reporting process and ensure that the overall financial statements and preparation are subject to concurring review by a member of the SEC reporting team other than the SEC reporting manager.

Management will consider the material weakness which existed as of December 31, 2022 to be fully remediated once the controls have been operating effectively for sufficient contiguous reporting periods, and after Management has validated the effective operation of the controls through testing.

Inherent Limitations on Effectiveness of Controls and Procedures

In designing and evaluating our disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

Changes in Internal Control over Financial Reporting

There have been no changes in our internal control over financial reporting that occurred during the three months ended September 30, 2023 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II - OTHER INFORMATION

Item 1. Legal Proceedings.

From time to time, we may be a party to litigation that arises in the ordinary course of our business. The impact and outcome of litigation, if any, is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We believe the ultimate resolution of any such current proceeding will not have a material adverse effect on our continued financial position, results of operations or cash flows.

Such current litigation or other legal proceedings are described in, and incorporated by reference in, this “Item 1. Legal Proceedings” of this Form 10-Q from, “Part I – Item 1. Financial Statements” in the Notes to Condensed Consolidated Financial Statements in “Note 8 – Commitments and Contingences”, under the heading Legal Matters. The Company believes that the resolution of currently pending matters will not individually or in the aggregate have a material adverse effect on our financial condition or results of operations. However, assessment of the current litigation or other legal claims could change in light of the discovery of facts not presently known to the Company or by judges, juries or other finders of fact, which are not in accord with management’s evaluation of the possible liability or outcome of such litigation or claims.

Additionally, the outcome of litigation is inherently uncertain. If one or more legal matters were resolved against the Company in a reporting period for amounts in excess of management’s expectations, the Company’s financial condition and operating results for that reporting period could be materially adversely affected.

Item 1A. Risk Factors.

There have been no material changes from the risk factors previously disclosed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Commission on March 31, 2023, under the heading “Risk Factors”, except as discussed below, which risk factors in the Annual Report on Form 10-K, and below, investors should review prior to making an investment in the Company. The business, financial condition and operating results of the Company can be affected by a number of factors, whether currently known or unknown, including but not limited to those described in the Form 10-K for the year ended December 31, 2022, under “Risk Factors” and below, any one or more of which could, directly or indirectly, cause the Company’s actual financial condition and operating results to vary materially from past, or from anticipated future, financial condition and operating results. Any of these factors, in whole or in part, could materially and adversely affect the Company’s business, financial condition, operating results and stock price.

Summary Risk Factors

The following is a summary of select risks and uncertainties that could materially adversely affect us and our business, financial condition and results of operations:

Risks Related to Our Business Operations

●	Our current cash balance is only expected to be sufficient to fund our planned business operations through approximately January 2024. If additional capital is not available, we may not be able to pursue our planned business operations, may be forced to change our planned business operations, or may take other actions that could adversely impact our stockholders, including potentially seeking bankruptcy protection.

●	Our industry and the broader U.S. economy have experienced higher than expected inflationary pressures during 2022 and 2023, related to continued supply chain disruptions, labor shortages and geopolitical instability. Should these conditions persist our business, future results of operations and cash flows could be materially and adversely affected.

●	We are dependent on the success of our future product candidates, some of which may not receive regulatory approval or be successfully commercialized.

●	Our ability to generate revenue from any of our potential products is subject to our ability to obtain regulatory approval and fulfill numerous other requirements and we may never be successful in generating revenues or becoming profitable.

Risks Related to Development and Regulatory Approval of Our Future Product Candidates

●	Clinical trials are expensive, time-consuming, uncertain and susceptible to change, delay or termination. The results of clinical trials are open to differing interpretations.

●	We may find it difficult to enroll patients in our clinical trials, which could delay or prevent clinical trials of our product candidates.

●	Any failure by our company to comply with existing regulations could harm our reputation and operating results.

●	We are subject to federal, state and foreign healthcare laws and regulations, and implementation of, or changes to, such healthcare laws and regulations could adversely affect our business and results of operations.

Risks Related to our Reliance Upon Third Parties

●	Our existing collaboration arrangements and any that we may enter into in the future may not be successful, which could adversely affect our ability to develop and commercialize our future product candidates.

●	We expect to depend on a limited number of suppliers for materials and components in order to manufacture our future product candidates. The loss of these suppliers, or their failure to supply us on a timely basis, could cause delays in our current and future capacity and adversely affect our business.

Risks Related to Our Intellectual Property

●	We may not be able to adequately protect our future product candidates or our proprietary technology in the marketplace.

●	If third parties claim that intellectual property used by our company infringes upon their intellectual property, our operating profits could be adversely affected.

Risks Related to Controlled Substances

●	Controlled substance legislation differs between countries, and legislation in certain countries may restrict or limit our ability to sell our future product candidates.

●	The product candidates that we are developing may be subject to U.S. controlled substance laws and regulations and failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, may adversely affect the results of our business operations, both during clinical development and post approval, and our financial condition.

Accounting Risks

●	Our goodwill and intangible assets have been impaired in the past and are subject to future impairment risks.

●	We have in the past, and may in the future, impair long-lived assets and intangible assets, including goodwill and acquired in-process research and development.

Risks Related to Our Common Stock and Warrants

●	The market price of our common stock has been extremely volatile and may continue to be volatile due to numerous circumstances beyond our control.

●	Information available in public media that is published by third parties, including blogs, articles, message boards and social and other media may include statements not attributable to us and may not be reliable or accurate.

Risks Associated with Our Governing Documents and Delaware Law

●	Our Certificate of Incorporation provides for indemnification of officers and directors at our expense and limits their liability, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers or directors.

●	Our Certificate of Incorporation contains a specific provision that limits the liability of our directors for monetary damages to us and our stockholders and requires us, under certain circumstances, to indemnify officers, directors and employees.

Compliance, Reporting and Listing Risks

●	We incur significant costs to ensure compliance with U.S. and Nasdaq reporting and corporate governance requirements.

●	We incur increased costs as a result of being a reporting company, and given our limited capital resources, such additional costs may have an adverse impact on our profitability.

●	We are not currently in compliance with the continued listing requirements of the Nasdaq Capital Market.

Our current cash balance is only expected to be sufficient to fund our planned business operations through approximately January 2024. If additional capital is not available, we may not be able to pursue our planned business operations, may be forced to change our planned business operations, or may take other actions that could adversely impact our stockholders, including seeking bankruptcy protection.

We are a clinical stage biotechnology company that currently has no revenue. Thus, our business does not generate the cash necessary to finance our planned business operations. We will require significant additional capital to: (i) develop FDA and/or MHRA-approved products and commercialize such products; (ii) fund research and development activities relating to, and obtain regulatory approval for, our product candidates; (iii) protect our intellectual property; (iv) attract and retain highly-qualified personnel; (v) respond effectively to competitive pressures; and (vi) acquire complementary businesses or technologies.

Our future capital needs depend on many factors, including: (i) the scope, duration and expenditures associated with our research, development and commercialization efforts; (ii) continued scientific progress in our programs; (iii) the outcome of potential partnering or licensing transactions, if any; (iv) competing technological developments; (v) our proprietary patent position; and (vi) the regulatory approval process for our products.

We will need to raise substantial additional funds through public or private equity offerings, debt financings or strategic alliances and licensing arrangements to finance our planned business operations. We may not be able to obtain additional financing on terms favorable to us, if at all. General market conditions, rising interest rates and inflation, as well as global conflicts such as the ongoing conflict between Ukraine and Russia, and Israel and Hamas, may make it difficult for us to seek financing from the capital markets, and the terms of any financing may adversely affect the holdings or the rights of our stockholders. For example, if we raise additional funds by issuing equity securities, further dilution to our stockholders will result, which may substantially dilute the value of their investment. Any equity financing may also have the effect of reducing the conversion or exercise price of our outstanding convertible or exercisable securities, which could result in the issuance (or potential issuance) of a significant number of additional shares of our common stock. In addition, as a condition to providing additional funds to us, future investors may demand, and may be granted, rights superior to those of existing stockholders. Debt financing, if available, may involve restrictive covenants that could limit our flexibility to conduct future business activities and, in the event of insolvency, could be paid before holders of equity securities received any distribution of our assets. We may be required to relinquish rights to our technologies or product candidates, or grant licenses through alliance, joint venture or agreements on terms that are not favorable to us, in order to raise additional funds. If adequate funds are not available, we may have to delay, reduce or eliminate one or more of our planned activities with respect to our business, or terminate our operations, or may be forced to seek bankruptcy protection. These actions would likely reduce the market price of our common stock.

We will need additional capital which may not be available on commercially acceptable terms, if at all, which raises questions about our ability to continue as a going concern.

As of September 30, 2023, we had an accumulated deficit of $126,116,552 and a working capital deficit of $1,435,947, and for the three and nine months ended September 30, 2023, a net loss of $10,265,760 and $18,708,007, respectively, and cash used in operating activities for the nine months ended September 30, 2023, of $8,762,209. As of November 9, 2023, we had cash on hand of approximately $[ ] million. The accompanying Consolidated Financial Statements have been prepared assuming we will continue as a going concern. As we are not generating revenues, we need to raise a significant amount of capital in order to pay our debts and cover our operating costs. While we recently raised funds through the sale of equity in July 2022 (approximately $6.5 million of gross proceeds), December 2022 (approximately $6.0 million of gross proceeds), April 2023 (approximately $3.0 million of gross proceeds) and August 2023 (approximately $3 million), there is no assurance that we will be able to raise additional needed capital or that such capital will be available under favorable terms.

We are subject to all the substantial risks inherent in the development of a new business enterprise within an extremely competitive industry. Due to the absence of a long-standing operating history and the emerging nature of the markets in which we compete, we anticipate operating losses until we can successfully implement our business strategy, which includes all associated revenue streams. We may never ever achieve profitable operations or generate significant revenues.

We currently have a monthly cash requirement spend of approximately $650,000. We believe that in the aggregate, we will require significant additional capital funding to support and expand the research and development and marketing of our products, fund future clinical trials, repay debt obligations, provide capital expenditures for additional equipment and development costs, payment obligations, office space and systems for managing the business, and cover other operating costs until our planned revenue streams from products are fully-implemented and begin to offset our operating costs, if ever.

Since our inception, we have funded our operations with the proceeds from equity and debt financings. We have experienced liquidity issues due to, among other reasons, our limited ability to raise adequate capital on acceptable terms. We have historically relied upon the sale of equity and debt funding that is convertible into shares of our common stock to fund our operations and have devoted significant efforts to reduce that exposure. We anticipate that we will need to issue equity to fund our operations and fund our operating expenses for the foreseeable future. If we are unable to achieve operational profitability or we are not successful in securing other forms of financing, we will have to evaluate alternative actions to reduce our operating expenses and conserve cash.

These conditions raise substantial doubt about our ability to continue as a going concern. The accompanying Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the Consolidated Financial Statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should we be unable to continue as a going concern. The Consolidated Financial Statements included herein also include a going concern footnote.

Additionally, wherever possible, our board of directors (“Board of Directors” or “Board”) will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock, preferred stock or warrants to purchase shares of our common stock. Our Board has authority, without action or vote of the stockholders, but subject to Nasdaq rules and regulations (which generally require stockholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock, subject to certain exceptions), to issue all or part of the authorized but unissued shares of common stock, preferred stock or warrants to purchase such shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market in the future. These actions will result in dilution of the ownership interests of existing stockholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of us, because the shares may be issued to parties or entities committed to supporting existing management.

We will need to raise additional capital, which may not be available on favorable terms, if at all, causing dilution to our stockholders, restricting our operations or adversely affecting our ability to operate our business.

We may not be able to obtain additional financing on terms favorable to us, if at all, including as a result of macroeconomic conditions such as a severe or prolonged economic downturn. Disruption, uncertainty or volatility in the capital markets could increase our cost of capital or limit our ability to raise funds needed to operate our business. Disruptions could be caused by Federal Reserve policies and actions, currency concerns, inflation, economic downturn or uncertainty, monetary policies, failures of financial institutions, U.S. debt management concerns, and U.S. debt limit and budget disputes, including government shutdowns, European and worldwide sovereign debt concerns, other global or geopolitical events, or other factors. Current macroeconomic conditions have negatively impacted the U.S. banking sector, including for example, the recent closures and FDIC receiverships of Silicon Valley Bank and Signature Bank. Although we do not have any accounts at or business relationships with these banks, we may be negatively impacted by other disruptions to the U.S. banking system caused by these or similar developments.

Future sales and issuances of our common stock or rights to purchase common stock, could result in additional dilution to our stockholders and could cause the price of our common stock to decline.

We may issue additional common stock, convertible securities, or other equity in the future. We also issue common stock to our employees, directors, and other service providers pursuant to our equity incentive plans. Such issuances could be dilutive to investors and could cause the price of our common stock to decline. New investors in such issuances could also receive rights senior to those of current stockholders.

Future sales of our common stock could cause our stock price to decline.

If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our stockholders might sell shares of our common stock could also depress the market price of our common stock. Up to $125,000,000 in total aggregate value of securities have been registered by us on a “shelf” registration statement on Form S-3 that we filed with the Commission on June 3, 2022, and which was declared effective on June 24, 2022. However, as of November 9, 2023, our public float was less than $75 million, and under SEC regulations for so long as our public float remains less than $75 million, the amount we can raise through primary public offerings of securities in any twelve-month period using our shelf registration statement on Form S-3 is limited to an aggregate of one-third of our public float. At such time as our public float again exceeds $75 million, the number of securities we may sell under a Form S-3 registration statement will no longer be limited by such rules. Additionally, if our existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline significantly. The market price for shares of our common stock may drop significantly when such securities are sold in the public markets. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

Our outstanding options and warrants may adversely affect the trading price of our securities.

As of November 9, 2023, we had (i) outstanding stock options to purchase an aggregate of 417,732 shares of common stock at a weighted average exercise price of $30.61 per share; (ii) outstanding pre-funded warrants to purchase 2,548,000 shares of common stock; and (iii) outstanding warrants to purchase 9,621,793 shares of common stock at a weighted average exercise price of $8.35 per share (when not including the pre-funded warrants). For the life of the options and warrants, the holders have the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding securities will also dilute the ownership interests of our existing stockholders.

The availability of these shares for public resale, as well as any actual resales of these shares, could adversely affect the trading price of our common stock. We cannot predict the size of future issuances of our common stock pursuant to the exercise of outstanding options or warrants or conversion of other securities, or the effect, if any, that future issuances and sales of shares of our common stock may have on the market price of our common stock. Sales or distributions of substantial amounts of our common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may cause the market price of our common stock to decline.

In addition, the common stock issuable upon exercise/conversion of outstanding convertible securities may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of our stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. If the share volume of our common stock cannot absorb shares sold by holders of our outstanding convertible securities, then the value of our common stock will likely decrease.

A significant number of our shares are eligible for sale and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. Most of our common stock is available for resale in the public market, including (a) options to purchase 417,732 shares of common stock with a weighted average exercise price of $30.61 per share; (b) pre-funded warrants to purchase 2,548,000 shares of common stock; and (c) warrants to purchase 9,621,793 shares of common stock with a weighted average exercise price of $8.35 per share. If a significant number of shares were sold, such sales would increase the supply of our common stock, thereby potentially causing a decrease in its price. Some or all of our shares of common stock may be offered from time to time in the open market pursuant to effective registration statements and/or compliance with Rule 144, which sales could have a depressive effect on the market for our shares of common stock. Subject to certain restrictions, a person who has held restricted shares for a period of six months may generally sell common stock into the market. The sale of a significant portion of such shares when such shares are eligible for public sale may cause the value of our common stock to decline in value.

Provisions of certain outstanding warrants could discourage an acquisition of us by a third party.

Provisions of certain outstanding warrants could make it more difficult or expensive for a third party to acquire us. Certain outstanding warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under each of the outstanding warrants issued in connection with the July 2022 Offering, the December 2022 Offering, the April 2023 Offering and August 2023 offering (each as defined and/or discussed herein), respectively. Further, such outstanding warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exception, holders of such warrants will have the right, at their option, to require us to repurchase such warrants at a price described in the applicable warrants (based on the Black Scholes Value of such warrants). These and other provisions of the Warrants could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to stockholders.

We are not in compliance with the continued listing standards of Nasdaq, may not be able to comply with Nasdaq’s continued listing standards in the future, and as a result our common stock and warrants may be delisted from Nasdaq.

Our common stock and Public Warrants trade on Nasdaq under the symbols “ATNF” and “ATNFW,” respectively. Notwithstanding such listing, there can be no assurance any broker will be interested in trading our securities. Therefore, it may be difficult to sell our securities publicly. There is also no guarantee that we will be able to maintain our listings on Nasdaq for any period of time by perpetually satisfying Nasdaq’s continued listing requirements.

On September 7, 2023, the Company received written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of thirty (30) consecutive business days. Based on the closing bid price of the Company’s common stock for the thirty (30) consecutive business days from July 26, 2023 to September 6, 2023, the Company no longer meets the minimum bid price requirement.

The notification letter stated that the Company has 180 calendar days or until March 5, 2024, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the bid price of the Company’s common stock must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days. If the Company does not regain compliance by March 5, 2024, an additional 180 days may be granted to regain compliance, so long as the Company meets The Nasdaq Capital Market initial listing criteria (except for the bid price requirement) and notifies Nasdaq in writing of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If the Company does not qualify for the second compliance period or fails to regain compliance during the second 180-day period, the Company’s common stock will be subject to delisting, at which point the Company would have an opportunity to appeal the delisting determination to a Hearings Panel.

The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider implementing available options to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules.

On October 11, 2023, the Company received written notice from Nasdaq notifying the Company that it was not in compliance with the shareholder approval requirements set forth in Nasdaq Listing Rule 5635(d), which require prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the applicable Minimum Price (as defined in Listing Rule 5635(d)(1)(A)).

The Staff’s determination under Listing Rule 5635(d) relates to the offering and issuance by the Company of an aggregate of: (i) 666,925 shares of the Company’s common stock, $0.0001 par value, at a price of $0.65 per share, (ii) pre-funded warrants to purchase up to 3,948,460 shares of Common Stock, at a price of $0.6499 per pre-funded warrant and (iii) warrants to purchase up to 4,615,385 shares of common stock. The offering price per share and associated common warrant was $0.65 and the offering price per pre-funded warrant and associated common warrant was $0.6499.

The Staff determined that the Offering was not a “public offering” for the purposes of Nasdaq’s shareholder approval rules due to the type of offering, a best efforts offering pursuant to a placement agency agreement, and the fact that one investor purchased 98% of the Offering. As a result, because the Offering represented greater than 20% of the Common Stock outstanding and was priced below the Minimum Price, the Staff determined that the Company was required to obtain prior shareholder approval under Listing Rule 5635(d).

The notification letter states that the Company has 45 days to submit a plan to regain compliance. If the plan is accepted, Nasdaq may grant the Company an extension of 180 calendar days from the date of the Notification Letter to evidence compliance. The Company intends to submit, within the requisite period, a plan to regain compliance under the Nasdaq Listing Rules. There can be no assurance that Nasdaq will accept the Company’s plan or that the Company will be able to regain compliance with the applicable listing requirements.

Among the conditions required for continued listing on The Nasdaq Capital Market, Nasdaq requires us to maintain at least $2.5 million in stockholders’ equity or $500,000 in net income over the prior two years or two of the prior three years. As of September 30, 2023, our stockholders’ equity was below $2.5 million and we did not otherwise meet the net income requirements described above, and as such, we are not currently in compliance with Nasdaq’s continue listing standards relating to minimum stockholders’ equity. If we fail to timely remedy our compliance with such applicable requirement, our common stock and Public Warrants may be delisted.

Our failure to meet Nasdaq’s continued listing requirements for the reasons above, or any other reason, may result in our securities being delisted from Nasdaq.

Additional conditions required for continued listing on Nasdaq include requiring that we have a majority of independent directors and a three-member audit committee (consisting of all independent directors).

Even if we demonstrate compliance with the requirements of Nasdaq, we will have to continue to meet other objective and subjective listing requirements to continue to be listed on The Nasdaq Capital Market. Delisting from The Nasdaq Capital Market could make trading our common stock and Public Warrants more difficult for investors, potentially leading to declines in our share price and liquidity. Without a Nasdaq Capital Market listing, stockholders may have a difficult time getting a quote for the sale or purchase of our common stock and Public Warrants, the sale or purchase of our common stock and Public Warrants would likely be made more difficult, and the trading volume and liquidity of our common stock and Public Warrants could decline. Delisting from The Nasdaq Capital Market could also result in negative publicity and could also make it more difficult for us to raise additional capital. The absence of such a listing may adversely affect the acceptance of our common stock as currency or the value accorded by other parties. Further, if we are delisted, we would also incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our common stock and Public Warrants and the ability of our stockholders and warrant holders to sell our common stock and Public Warrants in the secondary market. If our common stock and Public Warrants are delisted by Nasdaq, our common stock and Public Warrants may be eligible to trade on an over-the-counter quotation system, such as the OTCQB Market or the OTC Pink market, where an investor may find it more difficult to sell our common stock and Public Warrants or obtain accurate quotations as to the market value of our common stock and Public Warrants. In the event our common stock and Public Warrants is delisted from The Nasdaq Capital Market, we may not be able to list our common stock on another national securities exchange or obtain quotation on an over-the counter quotation system.

Our License Agreements with the University of Oxford and other licensors may be terminated in certain circumstances without our consent.

All of our License Agreements with the University of Oxford and other licensors remain subject to various conditions and covenants, and provide for certain termination rights to the licensors. Those agreements typically allow termination by the licensor due to our failure to pay amounts due timely, our failure to cure a material breach under the terms of the applicable license agreement, and our insolvency. As a result, if we are deemed insolvent, or in the event we seek bankruptcy protection, the licensors of our license agreements may terminate their license agreements with us. In the event such license agreements are terminated, we could lose the right to develop all of our platforms and technologies, may lose any investments made towards developing such platforms and technologies, and may be left without any intellectual property, product pathways, or development opportunities. Such terminations may result in the value of our securities declining in value or becoming worthless, the need for us to change our business plan, and may result in the Company seeking bankruptcy protection.

Our industry and the broader U.S. economy have experienced higher than expected inflationary pressures during 2022 and 2023, related to continued supply chain disruptions, labor shortages and geopolitical instability. Should these conditions persist our business, future results of operations and cash flows could be materially and adversely affected.

During 2022 and the early part of 2023, there were significant increases in the costs of certain materials, products and shipping costs, as a result of availability constraints, supply chain disruption, increased demand, labor shortages associated with a fully employed U.S. labor force, high inflation and other factors. Supply and demand fundamentals have been further aggravated by disruptions in global energy supply caused by multiple geopolitical events, including the ongoing conflict between Russia and Ukraine, and Israel and Hamas, which threatens to spread to other Middle Eastern countries. Service, materials and shipping costs have also increased accordingly with general supply chain and inflation issues seen throughout the U.S. leading to increased operating costs. Recent supply chain constraints and inflationary pressures may adversely impact our operating costs and may negatively impact our future product costs, consulting costs and expenses which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Economic uncertainty may affect our access to capital and/or increase the costs of such capital.

Global economic conditions continue to be volatile and uncertain due to, among other things, consumer confidence in future economic conditions, fears of recession and trade wars, the price of energy, fluctuating interest rates, the availability and cost of consumer credit, the availability and timing of government stimulus programs, levels of unemployment, increased inflation, tax rates, and the war between Ukraine and Russia which began in February 2022, and Israel and Hamas, which began in October 2023 and which threatens to spread to other Middle Eastern countries. These conditions remain unpredictable and create uncertainties about our ability to raise capital in the future. In the event required capital becomes unavailable in the future, or more costly, it could have a material adverse effect on our business, future results of operations, and financial condition.

Our operations are subject to risks associated with ongoing and potential future global conflicts.

In February 2022, an armed conflict escalated between Russia and Ukraine. The sanctions announced by the United States and other countries against Russia and Belarus following Russia’s invasion of Ukraine to date include restrictions on selling or importing goods, services, or technology in or from affected regions and travel bans and asset freezes impacting connected individuals and political, military, business, and financial organizations in Russia and Belarus. The United States and other countries could impose wider sanctions and take other actions should the conflict further escalate. Separately, in October 2023, Israel and certain Iranian-backed Palestinian forces began an armed conflict in Israel, the Gaza Strip, and surrounding areas, which threatens to spread to other Middle Eastern countries including Lebanon and Iran.

These wars are increasingly affecting economic and global financial markets and exacerbating ongoing economic challenges, including issues such as rising inflation and global supply-chain disruption. While we do not believe these conflicts currently have a material impact on our financial accounting and reporting, the degree to which we will be affected in the future largely depends on the nature and duration of uncertain and unpredictable events, and our business could be impacted. Additionally, we currently have agreements and relationships in place with Yissum Research Development Company of the Hebrew University of Jerusalem, Ltd. (“Yissum”), located in Israel, and Yissum’s operations may be materially affected by the ongoing war in Israel, which may delay, prevent, or materially increase the cost of, the ongoing services Yissum is required to provide to the Company. Furthermore, future global conflicts or wars could create further economic challenges, including, but not limited to, increases in inflation and further global supply-chain disruption. Consequently, the ongoing Russia/Ukraine Hamas/Israel conflicts and/or other future global conflicts, could result in an increase in operating expenses and/or a decrease in any future revenue and could further have a material adverse effect on our results of operations and cash flow.

We may not receive any amounts under our pre-merger directors’ and officers’ insurance policy in connection with certain litigation matters.

On June 29, 2022, AmTrust International Underwriters DAC (“AmTrust”), which was the premerger directors’ and officers’ insurance policy underwriter for KBL, filed a declaratory relief action against us in the U.S. District Court for the Northern District of California (the “Declaratory Relief Action”) seeking declaration of AmTrust’s obligations under the directors’ and officers’ insurance policy. In the Declaratory Relief Action, AmTrust is claiming that as a result of the merger, we are no longer the insured under the subject insurance policy, notwithstanding the fact that the fees which we seek to recover from AmTrust relate to matters occurring prior to the merger.

On April 21, 2023, the Court issued an Order Granting in Part and Denying in Part the Company’s Motion for Partial Summary Judgment. Specifically, the Court granted summary adjudication in favor of the Company on the following issues: (a) that the Company is, in fact, an insured under both the AmTrust and Freedom insurance policies; (b) that certain SEC subpoena related expenses for defendants Dr. Marlene Krauss, the Company’s former Chief Executive Officer and Director, and George Hornig, the former Chairman of the Board, are within the basic scope of coverage under both the AmTrust and Freedom insurance policies; and (c) that the Insured vs. Insured exclusion relied upon by AmTrust and Freedom is not applicable to bar any such coverage.

The Court also found that there were issues of disputed facts as to the Change in Control exclusion contained within the policies, which therefore precluded the Court from granting the remainder of the Company’s requests for summary adjudication as a matter of law. Accordingly, the Court, at this time, denied the Company’s further requests for summary adjudication and deemed that for the time being, the Change in Control issue is to be determined at the time of trial, in order to find that the policies (i) provide coverage for the fees which the Company has advanced and will advance to Dr. Marlene Krauss and George Hornig; (ii) that AmTrust has breached the policy; (iii) that AmTrust must pay such expenses of the Company; and that, once the AmTrust policy has been exhausted, (iv) Freedom will be obligated to pay such expenses of the Company pursuant to its policy.

On August 4, 2023, the Court granted the Company's request to file a second motion for partial summary judgment in this case, this one being on the issue of whether AmTrust should be required to advance to the Company the defense costs being incurred by Dr. Marlene Krauss and George Hornig during the pendency of the case. The Company filed such Motion for Partial Summary Judgment, and it has now been fully briefed by the parties. The hearing date for such motion is January 11, 2024.  The parties have commenced written discovery proceedings against each other, and it is anticipated that depositions will also occur. The Company intends to continue to vigorously pursue this matter in order to establish the Company’s entitlement to full payment by both AmTrust and Freedom of the subject advancement expenses of the Company.

While the Company continues to believe it has a strong case against both AmTrust and Freedom and believes the Court ruling in its favor in regards to the matters discussed above is a significant positive outcome for the Company, there can be no assurance that the Company will prevail in this action.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

Recent Sales of Unregistered Securities

There have been no sales of unregistered securities during the quarter ended September 30, 2023, and for the period from October 1, 2023, to the filing date of this report which have not previously been reported in a Current Report on Form 8-K.

* * * * *

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

Item 3. Defaults upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

(a)

Clawback Policy. On November [ ], 2023, the Board of Directors of the Company approved the adoption of a Policy for the Recovery of Erroneously Awarded Incentive Based Compensation (the “Clawback Policy”), with an effective date of October 2, 2023, in order to comply with the final clawback rules adopted by the Securities and Exchange Commission under Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended (“Rule 10D-1”), and the listing standards, as set forth in the Nasdaq Listing Rule 5608 (the “Final Clawback Rules”).

The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers as defined in Rule 10D-1 (“Covered Officers”) of the Company in the event that the Company is required to prepare an accounting restatement, in accordance with the Final Clawback Rules. The recovery of such compensation applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, the Board of Directors may recoup from the Covered Officers erroneously awarded incentive compensation received within a lookback period of the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement.

The foregoing summary of the Clawback Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Clawback Policy, a copy of which is attached hereto as Exhibit 10.4, to this Quarterly Report on Form 10-Q and incorporated herein by reference.

Item 6. Exhibits.

Exhibit No.	Description	Filed/ Furnished Herewith	Form	File No.	Exhibit	Filing Date
3.1	Second Amended and Restated Bylaws of 180 Life Sciences Corp., effective as of September 4, 2023		8-K	001-38105	3.1	9/7/2023
10.1#	First Amended and Restated 180 Life Sciences Corp. 2022 Omnibus Incentive Plan		8-K	001-38105	10.2	7/10/2023
10.2#	Form of Stock Option Agreement (First Amended and Restated 2022 Omnibus Incentive Plan)		8-K	001-38105	10.2	9/7/2023
10.3	Termination Letter (Oxford License) September 22, 2023		8-K	001-38105	10.1	9/28/2023
10.4*#	180 Life Sciences Corp. Policy for the Recovery of Erroneously Awarded Incentive-Based Compensation	X
31.1*	Certification of Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act	X
31.2*	Certification of Principal Accounting Officer pursuant to Section 302 of the Sarbanes-Oxley Act	X
32.1**	Certification of Principal Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act	X
32.2**	Certification of Principal Accounting Officer Pursuant to Section 906 of the Sarbanes-Oxley Act	X
101.INS*	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document	X
101.SCH*	Inline XBRL Taxonomy Extension Schema	X
101.CAL*	Inline XBRL Taxonomy Calculation Linkbase	X
101.DEF*	Inline XBRL Definition Linkbase Document	X
101.LAB*	Inline XBRL Taxonomy Label Linkbase	X
101.PRE*	Inline XBRL Definition Linkbase Document	X
104*	Inline XBRL for the cover page of this Quarterly Report on Form 10-Q, included in the Exhibit 101 Inline XBRL Document Set	X

*	Filed herewith.

**	Furnished herewith.

#	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

180 LIFE SCIENCES CORP.

Date: November 9, 2023	By:	/s/ James N. Woody, M.D., Ph.D.
James N. Woody, M.D., Ph.D.,
Chief Executive Officer (Principal Executive Officer)

Date: November 9, 2023	By:	/s/ Ozan Pamir
Ozan Pamir
Chief Financial Officer (Principal Financial and Accounting Officer)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2023

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On September 4, 2023, the Board of Directors (the “Board”) of 180 Life Sciences Corp. (the “Company”), approved and adopted Second Amended and Restated Bylaws (the “Second Amended and Restated Bylaws”), which became effective the same day.

The Second Amended and Restated Bylaws amend the prior bylaws of the Company to, among other things (a) reduce the number of shares required to constitute a quorum at a stockholders meeting of the holders of shares of outstanding capital stock of the Company to provide that stockholders holding one-third of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting shall constitute a quorum (Section 2.4); (b) remove the requirement to post the list of stockholders of the Company at meetings of stockholders (consistent with certain recent Delaware General Corporation Law rule changes)(Section 2.5(a)); (c) update the bylaws to address certain recent Securities and Exchange Commission rule changes in connection with Rule 14a-19 of the Securities Exchange Act of 1934, as amended, including to confirm that any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors (Section 2.5(d)); (d) clarify that if after the adjournment of a meeting of stockholders, a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting (Section 2.6); (e) provide that except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board, Section 2.7(a)(iii) of the bylaws are the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders and stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 3.2 of the bylaws or Rule 14a-19 promulgated under the Exchange Act, and that further Section 2.7 of the bylaws shall not be applicable to nominations (Section 2.7); (f) provide that written consents to action without meetings of stockholders are not allowed, unless otherwise provided for in the Certificate of Incorporation or any preferred stock designation, consistent with the Company’s Certificate of Incorporation (as amended)(Section 2.9); (g) include the requirement for stockholders to comply with Rule 14a-19 of the Exchange Act in connection with stockholder notices (Section 3.2); and (h) make certain other clarifying revisions to the bylaws.

Prior to the amendment to the quorum requirements of the bylaws as discussed above, the presence, in person or by proxy, of holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote at the meeting would constitute a quorum for the transaction of business at such meeting. The change to the quorum requirement for stockholder meetings was made to improve the Company’s ability to hold stockholder meetings when called.

The foregoing description of the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Effective on September 4, 2023, the Board of Directors of the Company approved the grant of (1) incentive stock options to purchase 75,000 shares of common stock to James N. Woody, M.D., Ph.D., the Chief Executive Officer of the Company; (2) incentive stock options to purchase 15,000 shares of common stock to Jonathan Rothbard, Ph.D., the Chief Scientific Officer of the Company; and (3) incentive stock options to purchase 15,000 shares of common stock to Ozan Pamir, the Chief Financial Officer of the Company (collectively, the “Options”), in consideration for services to be rendered as officers of the Company through August 31, 2023. The Options vest at the rate of 1/12th of such Options per calendar month, on the last day of each month, over a period of 12 months, with the first vesting date being September 30, 2023.

All of the Options were granted pursuant to, and are subject to the terms of, the Company’s First Amended and Restated 2022 Omnibus Incentive Plan (the “Plan”), had a term of 10 years, and had an exercise price equal to $0.67 per share, the closing sales price of the Company’s common stock on the last trading day prior to the date of grant.

The description of the Options above is not complete and is qualified in its entirety to the Form of Stock Option Agreement which the Company plans to enter into with each officer to evidence the grant of the Options, in the form attached hereto as Exhibit 10.2, which is incorporated by refence herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure provided under Item 3.03 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1*	Second Amended and Restated Bylaws of 180 Life Sciences Corp., effective as of September 4, 2023
10.1	First Amended and Restated 180 Life Sciences Corp. 2022 Omnibus Incentive Plan (Filed as Exhibit 10.2 to the Current Report on Form 8-K, filed by the Company with the Securities and Exchange Commission on July 10, 2023, and incorporated by reference herein)(File No. 001-38105)
10.2*	Form of Stock Option Agreement (First Amended and Restated 2022 Omnibus Incentive Plan)
104	Cover page interactive data file (embedded with the inline XBRL document)

*	Filed herewith.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

180 LIFE SCIENCES CORP.

Date: September 7, 2023	By:	/s/ James N. Woody, M.D., Ph.D.
James N. Woody, M.D., Ph.D.
Chief Executive Officer

3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2023

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 7, 2023, 180 Life Sciences Corp. (the “Company”, “we” or “us”) received written notice (the “Notification Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of thirty (30) consecutive business days. Based on the closing bid price of the Company’s common stock for the thirty (30) consecutive business days from July 26, 2023 to September 6, 2023, the Company no longer meets the minimum bid price requirement.

 The Notification Letter does not impact the Company’s listing of its common stock on the Nasdaq Capital Market at this time. The Notification Letter states that the Company has 180 calendar days or until March 5, 2024, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the bid price of the Company’s common stock must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days. If the Company does not regain compliance by March 5, 2024, an additional 180 days may be granted to regain compliance, so long as the Company meets The Nasdaq Capital Market initial listing criteria (except for the bid price requirement) and notifies Nasdaq in writing of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If the Company does not qualify for the second compliance period or fails to regain compliance during the second 180-day period, the Company’s common stock will be subject to delisting, at which point the Company would have an opportunity to appeal the delisting determination to a Hearings Panel.

The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider implementing available options to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2023

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D.
	Name:	James N. Woody, M.D., Ph.D.
	Title:	Chief Executive Officer

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2023

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, 180 Life Sciences Corp., a Delaware corporation (the “Company”, “we” and “us”), commenced and filed an action against defendant Tyche Capital LLC (“Tyche”) in the Supreme Court of New York, in the County of New York (the “Court”), on April 15, 2021.  In its Complaint, the Company alleged claims against Tyche arising out of Tyche’s breach of its written contractual obligations to the Company as set forth in a “Guarantee and Commitment Agreement” dated July 25, 2019, and a “Term Sheet For KBL Business Combination With CannBioRex” dated April 10, 2019 (collectively, the “Subject Guarantee”).  The Company alleged in its Complaint that, notwithstanding demand having been made on Tyche to perform its obligations under the Subject Guarantee, Tyche failed and refused to do so, and is currently in debt to the Company for such failure in an amount of approximately $6,800,000, together with interest accruing thereon at the rate set forth in the Subject Guarantee.

Since the original filing date, litigation has proceeded with each party filing various actions and motions, including the Company filing, on January 30, 2023, a Notice of Motion for Summary Judgment and to Dismiss Affirmative Defenses against Tyche. That motion was fully briefed, and the Court scheduled a hearing on the motion, initially for June 20, 2023, which was rescheduled to September 8, 2023, and subsequently to September 11, 2023.

On September 20, 2023, following the September 11, 2023 hearing, the Court ruled in favor of our Motion for Summary Judgment, holding that we had met our prima facie burden demonstrating our entitlement to summary judgment on the issue of liability, and referred the issue of damages to a Special Referee to hear and determine.

The amount of damages which the Special Referee will award us, and our ability to collect any such award and/or the timing thereof, subject to Tyche’s rights to appeal any such award, are currently unknown. As such, there can be no assurance (i) that we will ever collect any amounts on the Summary Judgment, (ii) of the timing of our collection of any amounts, or (iii) that such Summary Judgment will hold up in the event Tyche appeals.

This Current Report on Form 8-K, contains forward-looking statements within the safe harbor provisions of the federal securities laws, including under The Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to the Company’s current expectations and are subject to limitations and qualifications set forth herein, as well as in the Company’s other filings with the Securities and Exchange Commission, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements. These statements also involve known and unknown risks, which may cause the results of the Company, its divisions and concepts to be materially different than those expressed or implied in such statements. Accordingly, readers should not place undue reliance on any forward-looking statements. Forward-looking statements may include comments as to the Company’s beliefs and expectations as to future financial performance, the outcome of pending litigation, the ability of the Company to collect on judgments, events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the Company’s control. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, filed with the SEC and available at www.sec.gov. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

180 LIFE SCIENCES CORP.

Date: September 22, 2023	By:	/s/ James N. Woody, M.D., Ph.D.
James N. Woody, M.D., Ph.D.
Chief Executive Officer

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2023

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, 180 Life Sciences Corp.’s (the “Company’s”, “we” and “our”) HMGB1 program was formed in connection with the entry into an exclusive global licensing agreement with Oxford University Innovation Limited (“Oxford”) for the development and commercialization of HMGB1, a regenerative molecule for promoting liver repair and regeneration, in November 2021 (the “License”). At the time, a physiological pathway, activated by the molecule HMGB1, had been shown to lead to regeneration of tissues by targeting endogenous stem and progenitor cells. However, after close to two years of research, it was found that the molecular interactions were much more complex than initially envisioned and have remained unresolved. Hence, we have been unable to progress this research to a point of identifying a lead molecule to proceed with scaling up and Good Manufacturing Practice (GMP) production, as well as safety and toxicity testing.

Due to the ongoing costs of this research program and the need for the Company to focus its resources on the Company’s primary platform to treat fibrosis using anti-TNF (tumor necrosis factor), the Board of Directors of the Company elected to terminate the Company’s HMGB1 license agreement with Oxford on September 22, 2023, and on September 22, 2023, the Company and Oxford entered into a termination letter, formally terminating the License effective September 22, 2023. The termination letter also clarified amounts that we owed after termination of the License, including approximately $20,000 in unbilled fees. No material early termination penalties were incurred by the Company in connection with the termination of the license.

The foregoing summary of the termination letter is not complete and is qualified in its entirety by reference to the full text of the termination letter filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Termination Letter (Oxford License) September 22, 2023
104	Cover page interactive data file (embedded with the inline XBRL document)

*	Filed herewith.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

180 LIFE SCIENCES CORP.

Date: September 28, 2023	By:	/s/ James N. Woody, M.D., Ph.D.
James N. Woody, M.D., Ph.D.
Chief Executive Officer

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2023

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 11, 2023, 180 Life Sciences Corp. (the “Company”, “we” or “us”) received written notice (the “Notification Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the shareholder approval requirements set forth in Nasdaq Listing Rule 5635(d), which require prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the applicable Minimum Price (as defined in Listing Rule 5635(d)(1)(A)).

The Staff’s determination under Listing Rule 5635(d) relates to the offering and issuance by the Company (the “Offering”) of an aggregate of: (i) 666,925 shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), at a price of $0.65 per share, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 3,948,460 shares of Common Stock, at a price of $0.6499 per Pre-Funded Warrant and (iii) warrants (the “Common Warrants”) to purchase up to 4,615,385 shares of Common Stock. The offering price per Share and associated Common Warrant was $0.65 and the offering price per Pre-Funded Warrant and associated Common Warrant was $0.6499. The Offering was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 15, 2023.

The Staff determined that the Offering was not a “public offering” for the purposes of Nasdaq’s shareholder approval rules due to the type of offering, a best efforts offering pursuant to a placement agency agreement, and the fact that one investor purchased 98% of the Offering. As a result, because the Offering represented greater than 20% of the Common Stock outstanding and was priced below the Minimum Price, the Staff determined that the Company was required to obtain prior shareholder approval under Listing Rule 5635(d).

The Notification Letter does not impact the Company’s listing of its common stock on the Nasdaq Capital Market at this time. The Notification Letter states that the Company has 45 days to submit a plan to regain compliance. If the plan is accepted, Nasdaq may grant the Company an extension of 180 calendar days from the date of the Notification Letter to evidence compliance.

The Company intends to submit, within the requisite period, a plan to regain compliance under the Nasdaq Listing Rules. There can be no assurance that Nasdaq will accept the Company’s plan or that the Company will be able to regain compliance with the applicable listing requirements.

The Company, by filing this Form 8-K, discloses its receipt of the notification from Nasdaq in accordance with Listing Rule 5810(b).

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

180 LIFE SCIENCES CORP.

Date: October 13, 2023	By:	/s/ James N. Woody, M.D., Ph.D.
James N. Woody, M.D., Ph.D.
Chief Executive Officer

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2023

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

180 Life Sciences Corp. (“180 Life Sciences” or the “Company”), reports that on October 12, 2023, the Company received a formal written scientific response from the United Kingdom’s Medicines and Healthcare Products Regulatory Agency (MHRA) regarding a meeting that was held on August 17, 2023 with the MHRA. 180 Life Sciences’ management and regulatory team met with the MHRA to propose a path forward for approval of the Company’s use of adalimumab as an anti-TNF (tumor necrosis factor) therapy for the potential prevention of the Dupuytren’s contracture disability.

In the response, the MHRA (i) recognized the debilitating nature of the Dupuytren’s Contracture; (ii) agreed with the Company’s proposed primary and secondary endpoints for a proposed Phase 3 clinical trial (Phase 3 study); (iii) agreed that a single Phase 3 study could be sufficient to support a Marketing Authorization, if convincing evidence of efficacy and safety is observed; (iv) confirmed that the MHRA believes that the results of the Company’s Phase 2b trial resulted in too much uncertainty to support a Conditional Marketing Authorization (CMA), because of the small number of trial participants, and that the MHRA would require the results of a Phase 3 study to consider a Marketing Authorisation; and (v) provided the Company guidance on the potential Phase 3 study, including that a treatment course consisting of four injections administered at 3-monthly intervals is acceptable.

The Company is also currently interacting with the U.S. Food and Drug Administration (FDA), and is ready to liaise with the European Medicines Agency (EMA), to attempt to obtain agreement on 180 Life Science’s proposed clinical development plans, as outlined above for the MHRA guidance, and to work towards seeking approval of the use of adalimumab as an anti-TNF therapy for potential prevention of the Dupuytren’s contracture disability, in all of these jurisdictions.

In support of our current FDA interaction, a leading pharmaceutical biosimilar manufacturer has agreed to participate with the Company in the FDA advice discussion regarding manufacturing and safety of the proposed biosimilar for adalimumab. In addition, such manufacturer has indicated that it wishes to supply the anti-TNF biosimilar drug to be used in the Phase 3 study; however, no definitive agreements with the supplier have been entered into to date. It is expected that any agreements with such supplier would be conditional upon the outcome of the aforementioned FDA discussions, and we may be unable to come to mutually agreeable definitive terms with such supplier.

The Company is currently taking into consideration the guidance from the MHRA in its discussions with the FDA and planning the potential Phase 3 study to be carried out, if necessary, provided that funding for such study is available.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements”, including information about management’s view of the Company’s future expectations, plans and prospects, within the safe harbor provisions provided under federal securities laws, including under The Private Securities Litigation Reform Act of 1995 (the “Act”). Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events.

3

These forward-looking statements and factors that may cause such differences include, without limitation, risks regarding current negative operating cash flows and a need for additional funding to finance our operating plans; the terms of any further financing, which may be highly dilutive and may include onerous terms, increases in interest rates which may make borrowing more expensive and increased inflation which may negatively affect costs, expenses and returns; the ability of the Company and a pharmaceutical biosimilar manufacturer to come to terms on such manufacturer’s supply of a drug to be used in a planned Phase 3 study, the terms thereof and timing thereof; the timing, funding for, and outcome of a planned Phase 3 study; our ability to commercialize our drug candidates, if proven successful for treatment in trials; the timing of, outcome of, and results of, clinical trials; statements regarding the timing of a marketing authorization application (MAA) submission to the UK Medicines and Healthcare products Regulatory Agency (MHRA) and a New Drug Application submission (NDA) to the U.S. Food and Drug Administration (FDA), our ability to obtain approval and acceptance thereof, the willingness of the MHRA to review such MAA and the FDA to review such NDA, and our ability to address outstanding comments and questions from the MHRA and FDA; statements about the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results; the uncertainties associated with the clinical development and regulatory approval of 180 Life Sciences’ drug candidates, including potential delays in the enrollment and completion of clinical trials, the costs thereof, closures of such trials prior to enrolling sufficient participants in connection therewith, issues raised by the FDA, the MHRA and the European Medicines Agency (EMA); the ability of the Company to maintain and renew licenses, the rights under certain situations of licensors to terminate licenses; the ability of the Company to persuade regulators that chosen endpoints do not require further validation; timing and costs to complete required studies and trials, and timing to obtain governmental approvals; the accuracy of simulations and the ability to reproduce the outcome of such simulations in real world trials; 180 Life Sciences’ reliance on third parties to conduct its clinical trials, enroll patients, and manufacture its preclinical and clinical drug supplies; the ability to come to mutually agreeable terms with such third parties and partners, and the terms of such agreements; 180 Life Sciences’ ability to fully comply with numerous federal, state and local laws and regulatory requirements, as well as rules and regulations outside the United States, that apply to its product development activities; the timing of filing, the timing of governmental review, and outcome of, planned Investigational New Drug (IND) applications for drug candidates; statements relating to expectations regarding future agreements relating to the supply of materials and license and commercialization of products; the availability and cost of materials required for trials; the risk that initial drug results are not predictive of future results or will not be able to be replicated in clinical trials or that such drugs selected for clinical development will not be successful; challenges and uncertainties inherent in product research and development, including the uncertainty of clinical success and of obtaining regulatory approvals; uncertainty of commercial success; the inherent risks in early stage drug development including demonstrating efficacy; development time/cost and the regulatory approval process; the progress of our clinical trials; our ability to find and enter into agreements with potential partners; changing market and economic conditions; changes to applicable laws and regulations, including global health care reforms; expectations with respect to future performance, growth and anticipated acquisitions; the continued listing of the Company’s securities on The Nasdaq Stock Market, including the fact that the Company is not currently in compliance with such continued listing requirements; the ability of the Company to execute its plans to develop and market new drug products and the timing and costs of these development programs; estimates of the size of the markets for the Company’s potential drug products; the outcome of current litigation involving the Company; potential future litigation involving the Company or the validity or enforceability of the intellectual property of the Company; global economic conditions; geopolitical events and regulatory changes; the expectations, development plans and anticipated timelines for the Company’s drug candidates, pipeline and programs, including collaborations with third parties; access to additional financing, and the potential lack of such financing; and the Company’s ability to raise funding in the future and the terms of such funding, and dilution caused thereby; and the effect of rising interest rates and inflation, economic downturns and recessions, declines in economic activity or global conflicts. These risk factors and others are included from time to time in documents the Company files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks, and including the Annual Report on Form 10-K for the year ended December 31, 2022, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, and future SEC filings. These reports and filings are available at www.sec.gov and are available for download, free of charge, soon after such reports are filed with or furnished to the SEC, on the “Investors”, “SEC Filings”, “All SEC Filings” page of our website at www.180lifesciences.com.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, including the forward-looking statements included in this press release, which are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as otherwise provided by law.

The inclusion of any website address in this Form 8-K is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, such website is not part of or incorporated into this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2023

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D.
	Name:	James N. Woody, M.D., Ph.D.
	Title:	Chief Executive Officer

5

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2023

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Extension of Time to Regain Compliance with Nasdaq Listing Rule 5635(d)

As previously reported in the Current Report on Form 8-K filed on October 13, 2023 with the Securities and Exchange Commission (the “Commission”) by 180 Life Sciences Corp. (the “Company”, “we” and “us”), on October 11, 2023, the Company received written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the shareholder approval requirements set forth in Nasdaq Listing Rule 5635(d), which requires prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the applicable Minimum Price (as defined in Listing Rule 5635(d)(1)(A)).

The Staff’s determination under Listing Rule 5635(d) related to the offering and issuance by the Company of an aggregate of: (i) 666,925 shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), at a price of $0.65 per share, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 3,948,460 shares of Common Stock, at a price of $0.6499 per Pre-Funded Warrant and (iii) warrants (the “Common Warrants”) to purchase up to 4,615,385 shares of Common Stock. The offering price per Share and associated Common Warrant was $0.65 and the offering price per Pre-Funded Warrant and associated Common Warrant was $0.6499. The Offering was previously disclosed in the Company’s Current Report on Form 8-K filed with the Commission on August 15, 2023.

The October 11, 2023 letter provided the Company 45 days to submit a plan to regain compliance. The plan of compliance was subsequently submitted by the Company to Nasdaq on November 9, 2023, and on November 14, 2023, Nasdaq granted the Company an extension, until December 15, 2023, to complete certain transactions set forth in the plan of compliance, in order to remedy its prior violation of Nasdaq rules as described in the October 11, 2023 letter from Nasdaq. The Company plans to complete the transactions described in the plan of compliance with the goal of amending the terms of the Company’s prior offering to be in compliance with Listing Rule 5635(d).

In the event the Company does not satisfy the terms of its plan of compliance on or before December 15, 2023, the Staff may provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal the Staff’s determination to a Hearings Panel.

There can be no assurance that the Company will be able to regain compliance with the applicable listing requirements.

Notification of Failure to Comply with Nasdaq Listing Rule 5550(b)(1)

On November 15, 2023, the Company received a letter from Nasdaq notifying the Company that its stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the period ending September 30, 2023 (the “Form 10-Q”), did not meet the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires companies listed on the Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000. In the Company’s Form 10-Q, the Company reported a stockholders’ deficit of ($149,327), which is below the minimum stockholders’ equity required for continued listing pursuant to Nasdaq Listing Rule 5550(b)(1). Additionally, as of the date of this Report, the Company does not meet the alternative Nasdaq continued listing standards under Nasdaq Listing Rules.

This notice of noncompliance has had no immediate impact on the continued listing or trading of the Company’s common stock on The Nasdaq Capital Market, which will continue to be listed and traded on Nasdaq, subject to the Company’s compliance with the other continued listing requirements. Nasdaq has given the Company until January 2, 2024 to submit to Nasdaq a plan to regain compliance. If our plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of Nasdaq’s letter to evidence compliance.

The Company is currently evaluating various courses of action to regain compliance, and plans to timely submit its plan to Nasdaq to regain compliance with the minimum stockholders’ equity requirement. The Company is hopeful that it can regain compliance with Nasdaq’s minimum stockholders’ equity standard within the compliance period. However, there can be no assurance that the Company’s plan will be accepted or that if it is, the Company will be able to regain compliance. If the Company’s plan to regain compliance is not accepted, or if it is and the Company does not regain compliance within 180 days from the date of Nasdaq’s letter, or if the Company fails to satisfy another Nasdaq requirement for continued listing (including the requirement that the Company maintain a minimum bid price of at least $1.00 per share and/or that the Company comply with Nasdaq Listing Rule 5635(d), each of which, as previously reported, the Company is not currently in compliance with), Nasdaq could provide notice that the Company’s common stock will become subject to delisting. In such event, Nasdaq rules would permit the Company to appeal the decision to reject the Company’s proposed compliance plan or any delisting determination to a Nasdaq Hearings Panel.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2023

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D.
	Name:	James N. Woody, M.D., Ph.D.
	Title:	Chief Executive Officer

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2023

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 28, 2023, 180 Life Sciences Corp. (the “Company”) issued a press release announcing that its Board of Directors has initiated a process to evaluate potential strategic alternatives with the intent to unlock and maximize shareholder value. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 28, 2023
104	Inline XBRL for the cover page of this Current Report on Form 8-K

Forward-Looking Statements

This Current Report on Form 8-K, including the press release filed as Exhibit 99.1, to this Current Report on Form 8-K, contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and assumptions. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the press release and presentation as well as in the Company’s other filings with the Securities and Exchange Commission, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements. These statements also involve known and unknown risks, which may cause the results of the Company, its divisions and concepts to be materially different than those expressed or implied in such statements, including those referenced in the press release. Accordingly, readers should not place undue reliance on any forward-looking statements. Forward-looking statements may include comments as to the Company’s beliefs and expectations as to future financial performance, events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the Company’s control. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the SEC and available at www.sec.gov and in the “Investors”, “SEC Filings”, “All SEC Filings” page of our website at www.180lifesciences.com. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2023

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D.
	Name:	James N. Woody, M.D., Ph.D.
	Title:	Chief Executive Officer

2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2023

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported on our Current Report on Form 8-K filed on August 14, 2023, 180 Life Sciences Corp., a Delaware corporation (the “Company”), agreed to issue and sell to certain investors, including a certain institutional investor (the “Purchaser”), an aggregate of: (i) 666,925 shares (the “August Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”), (ii) pre-funded warrants (the “August Pre-Funded Warrants”) to purchase up to 3,948,460 shares of Common Stock, and (iii) warrants (the “August Common Warrants”) to purchase up to 4,615,385 shares of Common Stock, in the case of the Purchaser, pursuant to a securities purchase agreement, dated as of August 9, 2023, between the Company and the Purchaser (the “August SPA”).

As previously reported on our Current Report on Form 8-K filed on October 13, 2023, the Company received written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the shareholder approval requirements set forth in Nasdaq Listing Rule 5635(d).

On November 28, 2023, the Company entered into Amendment No. 1 to the August SPA with the Purchaser (the “SPA Amendment”), pursuant to which (i) the Purchaser agreed to pay an additional $830,769.30 in connection with the repricing of the August Shares and August Pre-Funded Warrants (the “Repricing Amount”), (ii) the Company agreed to issue to the Purchaser (x) pre-funded warrants to purchase up to 4,886,878 shares of Common Stock, with an exercise price of $0.0001 per share (the “Pre-Funded Warrants”), and (y) warrants to purchase up to 9,064,098 shares of Common Stock, with an exercise price of $0.17 per share (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”), and (iii) the Company and the Purchaser agreed to enter into the Warrant Amendment Agreement (as defined and described below).

The Warrants will not be exercisable until the Company obtains Stockholder Approval (as defined in the SPA Amendment) with respect to the issuance of the 13,950,976 shares of Common Stock upon exercise of the Warrants (the “Warrant Shares”), at which point the Pre-Funded Warrants will remain exercisable until all of the Pre-Funded Warrants are exercised in full, and the Common Warrants will remain exercisable until the fifth anniversary of the Stockholder Approval Date (as defined in the SPA Amendment).

The SPA Amendment contains certain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions. Pursuant to the SPA Amendment, the Company has agreed that, subject to certain exceptions, it will not conduct any issuances of Common Stock (or equivalents thereof) from the Closing Date until 15 days after the Stockholder Approval Date. The SPA Amendment also requires the Company to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register the resale by the Purchaser of the Warrant Shares within sixty (60) days of the date of the SPA Amendment.

In accordance with the SPA Amendment, the Company entered into a warrant amendment agreement with the Purchaser, dated November 28, 2023 (the “Warrant Amendment Agreement”), whereby the Company agreed to amend the following outstanding warrants held by the Purchaser: (i) warrants to purchase up to 2,571,429 shares of Common Stock, issued on December 22, 2022, and amended in January 2023, April 2023 and August 2023; (ii) warrants to purchase up to 306,604 shares of Common Stock, issued on July 20, 2022 and amended in April 2023 and August 2023; (iii) warrants to purchase up to 1,570,680 shares of Common Stock, issued on April 10, 2023 and August 2023; and (iv) warrants to purchase up to 4,615,385 shares of Common Stock underlying the August Common Warrants (collectively, the “Existing Common Warrants”). Pursuant to the Warrant Amendment Agreement, the Existing Common Warrants will be amended (the “Warrant Amendment”) such that they will not be exercisable until the company obtains stockholder approval for the issuance of up to 9,064,098 shares of Common Stock upon exercise of the Existing Common Warrants (the “Existing Common Warrant Shares”). The Existing Common Warrants will have an exercise price equal to $0.17 per share, and the Existing Common Warrants will expire on the fifth anniversary of the Stockholder Approval Date. The other terms of the Existing Common Warrants will remain unchanged.

1

The closing of the transactions is expected to occur on December 1, 2023 (the “Closing Date”). Upon the closing of the transactions, the Company expects to regain compliance with Nasdaq Listing Rule 5635(d).

For purposes of obtaining Stockholder Approval of the issuance of the Warrant Shares and the Existing Common Warrant Shares, the Company has agreed to hold a Stockholder Meeting (as defined in the SPA Amendment) on or prior to the date that is ninety (90) days following the Closing Date. If the Company does not obtain Stockholder Approval at the first Stockholder Meeting, the Company will call a Stockholder Meeting every ninety (90) days thereafter until the earlier of: (i) the date on which Stockholder Approval is obtained or (ii) the Warrants and the Existing Common Warrants are no longer outstanding.

Simultaneously with the closing of the transactions, the Company expects to enter into a warrant agent agreement (the “Warrant Agent Agreement”) with Continental Stock Transfer & Trust Company (“Continental”), pursuant to which Continental will act as warrant agent with respect to the Warrants to be issued by the Company.

The form of Warrant Agent Agreement, the form of Pre-Funded Warrant, the form of Common Warrant, the Warrant Amendment Agreement and the SPA Amendment are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 10.1 respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Warrant Agent Agreement, the Pre-Funded Warrant, the Common Warrant, the Warrant Amendment Agreement and the SPA Amendment are qualified in their entirety by reference to such exhibits.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Warrants and Warrant Shares is hereby incorporated by reference into this Item 3.02. The Warrants and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant Agent Agreement for Pre-Funded Warrants and Common Warrants
4.2	Form of Pre-Funded Warrant (included as Annex A to Exhibit 4.1)
4.3	Form of Common Warrant (included as Annex B to Exhibit 4.1)
4.4	Warrant Amendment Agreement, dated November 28, 2023, by and between the Company and the Purchaser
10.1+	Amendment No.1 to the Securities Purchase Agreement, dated November 28, 2023, by and between 180 Life Sciences Corp. and the Purchaser
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Pursuant to Item 601(a)(5) of Regulation S-K, schedules have been omitted and will be furnished on a supplemental basis to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

180 LIFE SCIENCES CORP.

Date: November 29, 2023	By:	/s/ James N. Woody
James N. Woody, M.D., Ph.D.
Chief Executive Officer

3